                                                              HECO EXHIBIT 10.14

                          CONTRACT OF PRIVATE CARRIAGE
              BY AND BETWEEN HAWAIIAN INTERISLAND TOWING, INC. AND
                          MAUI ELECTRIC COMPANY, LTD.

                               TABLE OF CONTENTS

I.       TERM   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1.1     Initial Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
                 ------------
         1.2     Option to Extend Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                 ---------------------
         1.3     Early Termination for Material-Breach  . . . . . . . . . . . . . . . . . . . . . .  2
                 -------------------------------------
         1.4     Final Voyage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
                 ------------

II.      SPECIALIZED EQUIPMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         2.1     Tow  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
                 ---
         2.2     Tug  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
                 ---
         2.3     Vessel Clarification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
                 --------------------
         2.4     Substitutions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
                 -------------
         2.5     Seaworthiness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
                 -------------
         2.6     Tank Calibration and Gauging . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
                 ----------------------------
         2.7     Cargo Transfer Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
                 ------------------------

III.     VESSEL PERSONNEL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         3.1     Complement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
                 ----------
         3.2     Tankermen  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
                 ---------
         3.3     Employee Responsibility and Training . . . . . . . . . . . . . . . . . . . . . . .  6
                 ------------------------------------
         3.4     Master's Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
                 ---------------
         3.5     Mooring Master . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                 --------------
         3.6     Drug and Alcohol . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
                 ----------------
         3.7     Equal Opportunity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                 -----------------
         3.8     Documented Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                 ---------------------
         3.9     Safety Program . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
                 --------------

IV.      CARRIAGE, LOADING AND DISCHARGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         4.1     Alternate Ports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                 ---------------
         4.2     Vessel Berth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                 ------------
         4.3     Marine Facilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                 -----------------
         4.4     Tow Makeup . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                 ----------
         4.5     Pumping In and Out . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                 ------------------
         4.6     Cargo Hose Markings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                 -------------------
         4.7     Cargo  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 -----
         4.8     Cargo and Bunker Sample and Survey . . . . . . . . . . . . . . . . . . . . . . .   11
                 ----------------------------------
         4.9     Cleaning . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 --------
         4.10    Tow Retention  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 -------------
         4.11    Sailing Delays, Loading Port . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 ----------------------------
         4.12    Voyage Course and Speed  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 -----------------------
         4.13    Dry Cargo  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 ---------
         4.14    Other Trades . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 ------------
         4.15    Joint Voyages With HELCO . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 ------------------------

V.       SERVICES AND RATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         5.1     Freight Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 ------------
         5.2     Freight Reduction On Shipments Made In Conjunction With Third Parties  . . . . .   14
                 ---------------------------------------------------------------------
         5.3     Cargo Volume . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 ------------

         5.4     Laytime Duration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 ----------------
         5.5     Laytime Loading  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 ---------------
         5.6     Laytime Discharge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                 -----------------
         5.7     Demurrage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                 ---------
         5.8     Tankermen  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                 ---------
         5.9     Heating of Fuel Oil Aboard the Tow . . . . . . . . . . . . . . . . . . . . . . .   17
                 ----------------------------------
         5.10    Diesel Fuel Price Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . .   17
                 ----------------------------
         5.11    Additional Berths/Ports  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
                 -----------------------
         5.12    Port, Dues, Taxes and Other Charges  . . . . . . . . . . . . . . . . . . . . . .   18
                 -----------------------------------
         5.13    Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                 ------
         5.14    Freight Earned . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                 --------------
         5.15    Billing, Payment and Disputes  . . . . . . . . . . . . . . . . . . . . . . . . .   19
                 -----------------------------
         5.16    Waiver Of Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                 ----------------

VI.      SCHEDULING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         6.1     Scheduling . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
                 ----------
         6.2     Shipper to Have First Priority . . . . . . . . . . . . . . . . . . . . . . . . .   20
                 ------------------------------
         6.3     Notice of Cancellation or Delay  . . . . . . . . . . . . . . . . . . . . . . . .   20
                 -------------------------------

VII.     MAINTENANCE SERVICES AND OTHER REQUIREMENTS  . . . . . . . . . . . . . . . . . . . . . .   20
         7.1     Maintenance of the Tug and Tow . . . . . . . . . . . . . . . . . . . . . . . . .   20
                 ------------------------------
         7.2     Other Required Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                 -----------------------
         7.3     Shipper's Representative . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
                 ------------------------

VIII.    INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         8.1     Carrier's Required Insurance Coverage  . . . . . . . . . . . . . . . . . . . . .   21
                 -------------------------------------
         8.2     Shipper's Required Insurance Coverage  . . . . . . . . . . . . . . . . . . . . .   23
                 -------------------------------------
         8.3     Deductibles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
                 -----------
         8.4     Continuation of Coverage . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
                 ------------------------

IX.      INDEMNITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         9.1     Indemnity For Tugs and Pilots  . . . . . . . . . . . . . . . . . . . . . . . . .   24
                 -----------------------------
         9.2     Shipper's Indemnification of Carrier . . . . . . . . . . . . . . . . . . . . . .   25
                 ------------------------------------
         9.3     Carrier's Indemnification of Shipper . . . . . . . . . . . . . . . . . . . . . .   26
                 ------------------------------------

X.       LIBERTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         10.1    Deviations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                 ----------

XI.      FORCE MAJEURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         11.1    Force Majeure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                 -------------
         11.2    Carrier's Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
                 --------------------
         11.3    Shipper's Obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                 --------------------
         11.4    Notice of Force Majeure  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                 -----------------------
         11.5    Total Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                 ----------

XII.     LIMITATION OF LIABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         12.1    Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
                 -----------------------
         12.2    Not A Charter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                 -------------

XIII.    GENERAL AVERAGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         13.1    General Average Sacrifice  . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                 -------------------------

XIV.     POLLUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
         14.1    Compliance With Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                 ---------------------------
         14.2    Oil Spill Response Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
                 -----------------------
         14.3    Pollution Mitigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
                 --------------------

         14.4    Liability to Third Parties . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
                 --------------------------
         14.5    Liability For Transport Of Hazardous Material  . . . . . . . . . . . . . . . . .   31
                 ---------------------------------------------

XV.      GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         15.1    Business Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
                 ---------------
         15.2    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
                 -------
         15.3    Entire Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
                 ---------------
         15.4    Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
                 --------
         15.5    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
                 ----------
         15.6    Dispute Resolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
                 ------------------
         15.7    Limitations Applicable . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
                 ----------------------
         15.8    Notice of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
                 ---------------
         15.9    Choice of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                 -------------
         15.10   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                 ------------
         15.11   Regulatory Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                 -------------------
         15.12   Barrel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                 ------
         15.13   Master . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                 ------
         15.14   Carrier  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                 -------

XVI.     RENEGOTIATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         16.1    Additional Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
                 ----------------

EXHIBIT A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

EXHIBIT B . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

EXHIBIT C . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43

EXHIBIT D . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

EXHIBIT E . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

EXHIBIT F . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

EXHIBIT G . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

EXHIBIT H . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50

EXHIBIT I . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

                          CONTRACT OF PRIVATE CARRIAGE


         This Contract is made on November 12, 1993 by and between HAWAIIAN INTERISLAND TOWING, INC., (hereinafter called "Carrier"), a Hawaii corporation, whose principal place of business and address is Dillingham Transportation Building Suite 312, 735 Bishop Street, Honolulu, Hawaii 96813 and MAUI ELECTRIC COMPANY, LTD., (hereinafter called "Shipper" or "MECO"), a Hawaii corporation, whose principal place of business and address is P. 0. Box 398, Kahului, Hawaii 96732-0398.

                        W  I  T  N  E  S  S  E  T  H  :

         WHEREAS, Shipper is in the business of generation, distribution, purchase and sale of electrical power on the Islands of Maui, Lanai and Molokai; and

         WHEREAS, Shipper utilizes large quantities of diesel and residual fuel oils in its generation process; and

         WHEREAS, Shipper is in need of acquiring reliable and economical transportation of such diesel and residual fuel oils between Oahu and Maui; and

         WHEREAS, Shipper's needs can best be met by the use of specialized equipment dedicated primarily to serving Shipper's needs; and

         WHEREAS, Carrier is in the business of hauling liquid petroleum products in bulk among and between the Hawaiian Islands; and

         WHEREAS, Carrier has acquired specialized equipment that can effectively meet Shipper's needs;

         NOW THEREFORE, in consideration of these premises and of the mutual promises herein contained, Shipper and Carrier hereby agree that Shipper will ship and Carrier will transport all liquid petroleum products in bulk (hereinafter "Cargo") shipped by inter-island barge and used by Shipper in its power generation operations on the Island of Maui on the following terms and conditions:


I.       TERM

         1.1 Initial Term The initial term of this Contract shall be for a period of two (2) years, commencing on January 1, 1994 ("Initial Term"). Carrier will have the equipment necessary for service under this Contract ready on the 1st day of January, 1994. Carrier warrants that as of the date of commencement of this Contract, the Tug and Tow shall fulfill the descriptions, particulars and capabilities in this Contract such as set forth in Article II and Exhibits A, B and C. In the event such equipment is not in all respects ready and in complete compliance with the requirements set forth herein as of the commencement, then Carrier shall provide substitute comparable equipment pursuant to Section 2.4.

         1.2 Option to Extend Term The term of this Contract may continue after the expiration of the Initial Term set in Section 1.1 for up to three (3) additional two (2) year periods (each two year period being an "Extension") beginning January 1, 1996 unless Carrier or Shipper gives written notice of termination at least 270 days before the beginning of an Extension. If neither party makes a written declaration to terminate this Contract as provided herein, then the Contract shall continue in effect without modification except that the freight rates in Sections 5.1 and 5.2 ("Freight Rates") and demurrage rates in Section 5.7 ("Demurrage Rates"), exclusive of the effect of any adjustment to either the Freight Rates or the Demurrage Rates pursuant to
Section 5.10 or Article XVI, shall be subject to an annual escalation effective as of January 1, 1996, and each January 1 thereafter, on the basis of the arithmetic average of two components each weighted equally. One component is the arithmetic average of the Producer Price Index for Industrial Commodities ("PPI") as published by the U.S. Department of Labor, Bureau of Labor Statistics for the period July through September preceding every January 1 in which service is rendered by Carrier hereunder commencing January 1, 1996, divided by the arithmetic average of the PPI for the three months, July through September, 1993. The second component is the arithmetic average of the hourly earnings in dollars per hour for the water transportation services industry as reported in "Employment and Earnings" published by the U.S. Department of Labor, Bureau of Labor Statistics ("EE") for the period July through September preceding every January 1 in which service is rendered by Carrier hereunder commencing January 1, 1996, divided by the arithmetic average of the EE for the three months, July through September, 1993. Such Freight Rates and Demurrage Rates shall continue, subject to the provisions of Article XVI, during any Extension.

         1.3 Early Termination for Material-Breach A material breach of performance or observation of any requirement, covenant, warranty, representation, or condition under this Contract shall be grounds for early termination of this Contract if such breach continues for 30 days after written notice thereof is given to the breaching party. However, nothing in this section should be construed to waive any legal or equitable rights of either of the parties concerning such breach.

         1.4 Final Voyage Should the Vessel be on a voyage laden with Shipper's Cargo upon the expiry of the period of this Contract, Carrier's obligation to provide the service contracted for herein shall continue at the same rate and conditions for such extended time as may be necessary for the completion of the delivery of Shipper's Cargo.

II.      SPECIALIZED EQUIPMENT

         2.1 Tow A barge specially outfitted to carry liquid petroleum products in bulk including, but not limited to, No. 6 Industrial Fuel Oil and No. 2 Diesel Fuel Oil (called "Tow" herein) shall be used by Carrier to perform transport services under this Contract. The Tow will be a seagoing barge of all steel construction documented and licensed under the laws of the United States, currently known as "HA'AHEO", Official Number 649 722, which vessel shall bear the following certificates, classifications and registrations, to wit: United States Coast Guard (hereinafter "USCG") Certificate of Documentation; USCG Certificate of Inspection; International Loadline Certificate; and American Bureau of Shipping Certificate of Classification for Hull, Maltese Cross A-1 Fuel Oil Barge, being of the following approximate specifications: Length: 340 feet; Breadth: 78 feet; Depth: 19 feet; Gross
Tons: 4185. In addition to the foregoing, the Tow shall be outfitted in accordance with Exhibits A and C herein, or the equivalent. Such description, particulars and capabilities of the Tow shall be maintained by Carrier throughout the period of this Contract so far as possible by the exercise of due diligence. Shipper shall, during the term of this Contract, have the first call on the use of this Vessel, subject to the conditions stated in Sections 2.4, 4.14, 5.2 and 6.2 of this Contract.

         2.2 Tug The Tug shall be a seagoing tug owned by Carrier (called "Tug" herein) suitable and sufficient to tow, shift, and assist the Tow or any substitute Tow which shall be used by Carrier to perform transport services under this Contract. The Tug shall be licensed, certified and registered under all applicable local, State and Federal laws, rules and regulations and be certified in compliance with all applicable USCG and classification society requirements, and is currently known as the "HOKULELE," Official Number 653612. The Tug has the following approximate specifications: Shaft Horsepower: 3,900;
Length: 117 feet; Breadth: 34 feet; Depth: 17 feet; Gross Tons: 98.2. In addition to the foregoing, the Tug shall be outfitted in accordance with Exhibits B and C herein, or its equivalent. Such description, particulars and capabilities of the Tug shall be maintained by Carrier throughout the period of this Contract so far as possible by the exercise of due diligence. Shipper shall, during the term of this Contract, have the first call on the use of this Vessel, subject to the conditions stated in Sections 2.4, 4.14, 5.2 and 6.2 of this contract.

         2.3 Vessel Clarification For purposes of clarification, it is understood that both the Tug and Tow described in this Contract, and any substitute Tow and substitute Tug provided in accordance with Section 2.4 herein, shall be individually or collectively referred to by the term "Vessel" in this Contract.

         2.4 Substitutions It is the intent of this Contract to provide Shipper with complete assurance that Carrier's Tug and Tow will be available as required by the Shipper during the term of this Contract. In this connection, Carrier covenants that during any period in which the Vessel is out of service, regardless of the duration of such service suspension or whether or not the suspension of service was scheduled or anticipated except as provided in
Section 7.1, that a suitable substitute service, including but not limited to the substitution of another Vessel of generally similar capability and capacity and acceptable to Shipper, shall be employed by Carrier for service hereunder at no additional cost to Shipper. All provisions of this Contract shall apply to such suitable substitute service.

                 As confirmation of its ability to perform in accordance with the preceding, Carrier warrants that during the period of this Contract it will maintain an effective agreement acceptable to Shipper with an owner, bareboat charterer or time charterer of a suitable substitute Tow, for the use of such Vessel pursuant to Carrier's responsibility to provide suitable substitute service hereunder. Carrier agrees to provide documentary evidence of such arrangement for a substitute Tow to Shipper on or before January 1, 1994. Carrier shall notify Shipper at least sixty (60) days prior to the expiration of any such agreement the steps it has undertaken to extend or replace said agreement with an alternative arrangement acceptable to Shipper.

                 Carrier warrants that any substitute Tow shall be fully capable and ready to transport dirty petroleum products and is in all other respects able to perform in accordance with the requirements set forth in this Contract including but not limited to valid coverage under Carrier's oil spill liability and other insurance policies and can lawfully operate under a USCG Certificate of Financial Responsibility and approved oil spill response plan (hereinafter "Plan") consistent with the Cargo, ports and facilities characteristic of the service provided Shipper. It is further understood and agreed that such substitute Tow must be regularly stationed at a port or place in the Hawaiian Islands and thus be readily accessible to Carrier in the event it shall be needed.

         2.5 Seaworthiness With respect to any Vessel supplied by Carrier under this Contract, the Carrier shall be bound, before and at the beginning of each voyage to exercise due diligence to: (a) make the Vessel seaworthy, tight, staunch, strong, fit and in a thoroughly efficient state, order and condition for ocean service in the Hawaiian Islands; (b) properly man the Vessel in accordance with Section III and Exhibit D attached hereto; (c) make the tanks and all other parts of the Vessel in which Cargo is carried, fit and safe for the Cargo's reception, carriage, discharge and preservation; (d) equip the Tow (or any substitutes) in accordance with the provisions of Exhibits A and C which are attached hereto; (e) equip the Tug (or any substitutes) in accordance with the provisions of Exhibits B and C which are attached hereto; (f) warrant that the Vessel is fully in class and rigged with appropriate towing gear, fenders, hoses, reducers and all other necessary and appropriate equipment for the safe, efficient and proper loading of Cargo at Honolulu Harbor, Barbers Point Harbor or BHP Petroleum Americas Refining Inc. Single Point Mooring and Sea Berth off-shore Barbers Point (hereinafter "BHP SPM") in accordance with Exhibit C attached hereto, and for the discharging of Cargo at ports or places on the Island of Maui; and (g) ensure that the Plan is approved and filed with all of the appropriate governmental authorities as required and is in accordance with the Vessel's configuration and equipment, nature and amount of Cargo carried on board the Vessel; that the Plan provides for adequate response capability at the ports, places and marine facilities called and for seas and places of transit; that a copy of the Plan is carried on board the Vessel; and that the Vessel's Master, crew and tankermen are familiar and experienced with the Plan's implementation.

         2.6 Tank Calibration and Gauging All cargo tanks of the Tow shall have been calibrated and ullage tables prepared in accordance with applicable API/ASTM standards by a reputable independent inspector. The Tow shall have clearly legible draft markings both fore and aft. The ullage tables shall provide trim corrections. Wedge volume tables shall also be provided. The reference point for gauging the striking height at the gauging point, and the compartment number shall be clearly indicated on the gauging hatch of each cargo tank. Copies of the above mentioned ullage tables shall be provided to the Shipper and a legible copy shall be available on the Tow during loading and discharge.

         2.7 Cargo Transfer Equipment Carrier will supply all necessary hoses, fittings, reducers and couplings (American and Metric) required for the USCG approved transfer of Cargo to any and all of Shipper's loading and discharge headers and will ensure that such hoses, fittings and couplings will be available on a timely basis so as to meet Shipper's delivery schedule. All manifold valves and fittings, outboard of the last fixed support to the Tow's deck, that are used in the transfer of Cargo and ballast shall be made of steel, malleable iron or other suitable material. Cast iron valves or fittings are not acceptable.

                 Carrier shall provide a sufficient number of cargo hoses of sufficient length and diameter, of a type appropriate for the nature of Shipper's Cargo, and suitable for the Cargo's efficient loading and discharging. Any and all cargo hoses used by the Vessel in performance of this Contract shall be appropriately inspected, hydrotested and marked no earlier than 12 months preceding their use hereunder. Further, Carrier warrants that any and all cargo hoses used in service to Shippers shall be inspected and hydrotested at intervals not to exceed 12 months.

III.     VESSEL PERSONNEL

         3.1 Complement Carrier warrants that during the period of this Contract, the Vessel shall have a full and efficient complement of Master, officers and crew, with adequate training and experience in operating all of the Vessel's equipment; that the Master, officers, mates and crew shall possess valid and current certificates/documents issued and approved by the USCG as required; and that the Carrier's personnel shall be trained, experienced, certificated and proficient in accordance with Exhibit D as attached hereto.

         3.2 Tankermen Carrier will furnish the necessary personnel for loading and discharging the Tow, including providing or arranging for a minimum of two trained, licensed and certificated tankermen to attend the Vessel at all times when the Vessel is arriving and departing the berth of Cargo loading and discharge, during Cargo operations and at all times when the Vessel is at berth in a laden condition.

         3.3 Employee Responsibility and Training Carrier warrants that the Vessel's Master, officers and tankermen have formal job descriptions which include all duties and responsibilities. Carrier also warrants that such responsibilities and duties of the Master, officers and tankermen in such areas as seaworthiness of Vessel, safe navigation, weather and sea conditions, tow wires, preventing leakage, towing and deck machinery, condition of tanks, training and readiness, compliance with laws and regulations, including manning laws and regulations, and display of documents, are spelled out and known by them. Carrier further warrants that all personnel have received as of the date of the commencement of this Contract, and will continue to receive throughout the term of this Contract, formal instruction and informal training in conformity with the requirements of Shipper and Shipper's Cargo suppliers' terminal facilities in such areas as: general safety practices and procedures; fire fighting, oil spill control and other emergency procedures; health hazards including hazardous materials handling; and tank barge operations for tankermen.

         3.4 Master's Duties Carrier shall provide to Shipper professional histories showing tank barge towing experience of the Master and officers serving on board the Vessel at the commencement of this Contract. Similar histories shall be furnished for any new Master and officer assigned to the Vessel during the period of this Contract.

                 The Master shall determine whether operations requested by the Shipper can safely be undertaken and whether the Vessel is capable of undertaking or being employed to carry out the directions and orders of the Shipper, provided that said Master shall not unreasonably refuse any request to undertake operations or carry out any order or direction specified by the Shipper. The Master, although appointed by and in the employ of the Carrier and subject to the Carrier's direction and control, shall prosecute his voyage with the utmost dispatch, shall render all reasonable assistance with the Vessel's officers, crew and equipment and shall observe the orders of Shipper in connection with Shipper's agencies and arrangements including but not limited to Shipper's Cargo suppliers and receivers, the terminal and marine facility personnel of Shipper's Cargo suppliers and receivers, and Cargo inspectors. Nothing in this Contract shall be construed as vesting Shipper or its agents with any control over the physical operation or navigation of the Vessel.

                 If the Shipper shall have reason to be dissatisfied with the conduct of the Master, officers or tankermen, the Carrier shall, on receiving particulars of the complaint, investigate and, if necessary, make a change in the appointments or practices required to obtain the services contracted for herein.

         3.5 Mooring Master Carrier will use and employ the nominated mooring master (hereinafter "Mooring Master) to advise in mooring, connecting of hoses, discharging, loading, unmooring and departing from the BHP SPM as and
if required by the SPM terminal operator.   However, at all times, the Master
of the Vessel remains solely responsible for the safety of the Vessel, its officers and crew during these operations. The Mooring Master is supplied on the condition that in the performance of any service rended to Carrier's Vessel, he is the servant of the Vessel and the Carrier and not the servant of the Shipper nor any of its associated or affiliated companies, nor any of Shipper's Cargo suppliers and receivers, nor any of the employees, representatives, servants and agents of any of the foregoing. The Vessel and Carrier shall indemnify and hold Shipper, its associated and affiliated companies, Shipper's Cargo suppliers and receivers, and any of the employees, representatives, servants and agents of any of the foregoing harmless from any losses, damages, delays, claims and liabilities arising out of the Mooring Master's rendering of services to the Vessel. Presence of the Mooring Master on board in no way relieves the Master of the Vessel of any legal responsibilities or of any of the responsibilities of the Carrier, Vessel and Vessel Master incurred under this Contract; and final decisions remain the Master's prerogatives.

         3.6 Drug and Alcohol Carrier warrants that it has a policy on Drug and Alcohol Abuse ("Policy") applicable to the Vessel which meets or exceeds the standards of the USCG including but not limited to those set forth in 46 CFR Parts 4, 16 and 40 for "Procedures for Transportation Workplace Drug Testing Programs" and "Chemical Testing" which provides for testing for alcohol and drug impairments; provides that appropriate personnel including seafarers and tankermen be tested; and provides that the drug/alcohol testing and screening shall include reasonable cause testing, random testing, pre-employment testing and testing during routine medical examinations.
Carrier understands and agrees that an objective of the Policy should be that the testing act as an effective abuse deterrent. Carrier warrants that the Policy will remain in effect during the term of this Contract and that Carrier shall exercise due diligence to ensure that the Policy is complied with. It is understood that an actual impairment or any test finding of impairment shall not in and of itself mean the Carrier has failed to exercise due diligence.

         3.7 Equal Opportunity During the period of this Contract, Carrier warrants that it shall comply with the requirements of the Federal Government and the State of Hawaii with respect to maintenance of non-segregated facilities, equal employment opportunity, affirmative action for veterans, disabled veterans, minorities and handicapped workers.

         3.8 Documented Procedures Carrier warrants that it has formal written procedures governing such crew activity as work vests, hard hats, breathing apparatus, safe access, smoking, lighting and lifesaving equipment. Carrier also warrants that it has formalized tankermen procedures in place which cover operational subjects such as but not limited to the following: emergency procedures; vessel inspection checklist covering towing gear, lights, machinery, cargo tanks, mooring gear, cargo gear, engine room and deck fittings; vessel mooring; cargo integrity; cargo transfer equipment connections; pre-transfer conference; cargo inspection and gauging procedures; trim and stress; static hazard procedures; specific cargo transfer procedures; cargo heating procedures, topping off procedures; tank stripping operations; transfer shutdown procedures; startup transfer procedures; operating logs; pollution control; cargo tank ventilation and tank entry hazards; and damaged barge management. Carrier further warrants that it has an audit or review program in place which includes provision for penalties or other disciplinary actions to assure compliance with prescribed safety practices and operating procedures.

         3.9 Safety Program Carrier is to maintain a formal safety program concerning all procedures including but not limited to navigation, operations, cargo handling, tank cleaning, voyage repairs and documented monthly safety meetings.

                 Carrier is also to maintain formal procedures to track and communicate events involving serious damage to Vessel or marine facilities, injuries, oil spills and other casualties including "near miss" incidents involving Carrier or its affiliates, whether or not the event is related directly to services provided Shipper under this Contract. This program is to inform personnel and the Shipper as to the causes, findings and recommendations arising from an investigation of such incidents with the objectives of reducing the likelihood of a recurrence and improving the effectiveness and state of readiness of casualty response activities.

IV.      CARRIAGE, LOADING AND DISCHARGE

         4.1 Alternate Ports The Cargo shall be loaded, transported and discharged by Carrier at and between one or more ports and places within the State of Hawaii as directed by Shipper.

         4.2 Vessel Berth The Vessel shall not be required to proceed to any location for loading or discharge which it cannot safely reach or at which it cannot at all times of tide and weather safely lie afloat. Notwithstanding anything contained in this Contract, Shipper shall not be deemed to warrant the safety of any port or public channels, fairways, other waterways and approaches thereto, or berth, dock, anchorage, and/or submarine line and shall not be liable for any loss, damage, injury or delay resulting from conditions at such ports or public channels, fairways, other waterways and approaches thereto, or berths, docks, anchorages and/or submarine lines not caused by Shipper's fault or neglect or which could have been avoided by the exercise of reasonable care on the part of the Master or Carrier.

         4.3 Marine Facilities Shipper shall provide a berth free of all wharfage and dockage fees. All fees and other charges on the Vessel, including without limitation those incurred for assist tugs, stand-by boats, pilots, mooring masters, other port costs and taxes on services of Cargo transfer, with the exception of such costs as are defined as being for the account of the Shipper in Sections 5.11 and 5.12, shall be borne by the Carrier.

                 The Vessel shall operate in compliance with any and all regulations including operating and safety regulations of the operator of any marine terminal facility, wharf, berth or dock for which the Vessel is nominated by Shipper to load or discharge Cargo hereunder when Vessel is approaching, alongside or departing said facility, wharf, berth or dock.
Should Vessel fail to comply with such rules and regulations or should the terminal representative determine that an unsafe condition exists with respect to the Vessel, the terminal representative shall have the right to order the Vessel to immediately cease loading or discharge operations and leave its place of mooring. Any and all time lost as a result of such Vessel non-compliance shall not count as used laytime or as demurrage if Vessel is on demurrage and all costs and expenses that arise as a result of such non-compliance shall be for the account of the Carrier.

                 Carrier shall assume full responsibility for any damage sustained by wharves, berths or docks located at a cargo loading or discharging facility called in the process of providing service hereunder which arises out of the negligent or improper operation of Vessel, assist tug, stand-by boat or any other waterborne craft, either owned or operated by Vessel or Carrier or being operated by an agent or subcontractor of Vessel or Carrier. Carrier shall fully and completely indemnify Shipper, and the owner and operator of any such facility, wharf, berth or dock for the consequences of any such negligent or improper operation.

         4.4 Tow Makeup Carrier shall be responsible for making up the Tow and for determining the method and position in which it shall be towed.

         4.5 Pumping In and Out All Cargo shall be loaded into the Tow by shore pumps as designated by Shipper and at the expense and risk of Shipper up to the connection to Carrier's hoses or, if Carrier's hoses are not used, to the permanent hose connections on the Tow. All Cargo shall be discharged by the Tow pumps and at the expense and risk of Carrier up to the connection of Shipper's designated dock headers. Carrier shall provide all necessary and sufficient pumps, power, hoses and hands required on board for safely mooring and unmooring, connecting and disconnecting of hoses and loading and discharging. Vessel shall load and/or discharge more than one grade of Cargo simultaneously if Vessel is technically capable of doing so.

                 Vessel shall load at rates requested by Shipper, its agents or terminal facility personnel having due regard for the safety of the Vessel and the environment. Carrier warrants that Vessel shall discharge Cargo at the rate of 3,000 barrels per hour or maintain a minimum pressure at the Vessel's manifold of 100 psi in accordance with Exhibit A as attached hereto, provided shore facilities permit.

                 All time lost as a result of Vessel being unable to discharge its Cargo in accordance with the pumping warranty above shall not count as used laytime or, if Vessel is on demurrage, as time on demurrage. If the terminal or place of discharging does not allow or permit Vessel to meet the above warranty or requires discharging grades consecutively, Master shall forthwith issue a Letter of Protest (which should, if practical, be acknowledged in writing) to such terminal or place. If Master fails to issue the Letter of Protest, Carrier shall be deemed to waive any rights to contest that time was lost as a result of Vessel's failure to comply with the above pumping warranty. Any pumping time lost solely due to restrictions imposed by the terminal or place of discharge shall count as used laytime or, if Vessel is on demurrage, as time on demurrage.

         4.6 Cargo Hose Markings Before making hose connections for loading or discharging or before changing Cargo type to be transferred through the same hose, or when two or more hoses are used simultaneously, both ends of each hose shall be marked with Shipper's Cargo type and checked by Carrier's and Shipper's representative before Cargo is moved. This is intended to avoid contamination or mixtures.

         4.7 Cargo The Carrier shall properly and carefully load, handle, stow, carry and discharge Shipper's Cargo. The types of Cargo carried under this Contract shall be clean and dirty petroleum products, including but not limited to aviation grade kerosine (to be used for non-aviation purposes only), non-aviation gas turbine fuels, diesel fuel oils and residual fuel oils, with a maximum of 2 grades within the Tow's natural segregation. It is the intention of Shipper that Cargo transported under this Contract will include but not be limited to No. 2 Diesel Fuel Oil and No. 6 Industrial Fuel Oil which are approximately described in Exhibits E and F attached hereto. The Cargo shall be considered the property of the Shipper in the custody of the Carrier from the time that the Cargo reaches the flange between the loading terminal's shorelines and the Carrier's Vessel's permanent hose connection (or the Vessel's hose, if Cargo is loaded through a hose provided by the Vessel) until the Cargo reaches the flange between the Vessel's hose and the receiving terminal's shorelines (or between the Vessel's permanent hose connection and the receiving terminal's hose if Cargo is discharged through a hose provided by the receiving terminal).

                 No Cargo, thing or substance which, due to its composition, size, shape, weight or any combination thereof, constitutes an unreasonable hazard to the Vessel, its safe operation or equipment is to be shipped, nor any voyage undertaken nor goods or Cargo loaded that would involve risk of seizure, capture or penalty by any government or governmental authority and no contraband of war shall be shipped. Neither Carrier, Master nor Vessel shall be responsible for leakage, contamination or deterioration in quality of the Cargo due to inherent vice of the Cargo. No product or quantities of products shall be shipped which the Vessel is not designed to carry unless the same may legally be carried onboard the Vessel and Carrier consents to the carriage thereof; and products to be shipped shall be subject to any limitations which may be imposed by any classification society or any regulatory authority.

         4.8 Cargo and Bunker Sample and Survey Carrier agrees to allow an independent inspector appointed by the Shipper and Shipper's representative to survey and take samples of the cargo and bunker tanks, cofferdams, ballast and slop tanks or any other void space on the Vessel prior to, during and after the time of the loading and discharge of Shipper's Cargo.

         4.9 Cleaning The Tow is to be presented in a condition suitable for loading the specified Cargo. Upon the initial presentation of the Vessel to Shipper for service hereunder and in the case where the Tow has transported third-party cargo or been other than in dedicated service to Shipper or Hawaii Electric Light Company, Inc. ("HELCO"), Shipper shall have the right to sample the residue of prior cargo in the Tow before loading Cargo to determine the suitability of the Tow. In such instance, Shipper's representative shall inspect the Tow and satisfy themselves that the tanks, lines and pumps are free of any residue not compatible with the Cargo to be loaded. The time required for such sampling shall not count as used laytime or demurrage if Vessel is on demurrage. If as a result of such inspection, the Tow is found to be unsuitable, Shipper may order cleaning or if in Shipper's judgment cleaning will not make the Tow suitable, Shipper may reject the Tow at no cost to Shipper. The cost such cleaning shall be for Carrier's account and the time required for such initial cleaning shall not count as used laytime or demurrage if the Vessel is on demurrage. The cost of cleaning the Tow's cargo tanks subsequent to the initial presentation of the Tow and provided the Tow remains in Shipper's dedicated service shall be for the account of Shipper and the time required for such additional cleaning shall count as used laytime or demurrage if Vessel is on demurrage.

         4.10 Tow Retention Shipper shall normally take prompt delivery of all Cargo loaded aboard the Tow for Shipper's account. However, Shipper, at its option, may at times retain its Cargo aboard the Tow. Retention time shall be paid at the rates of $150.00 per hour.

         4.11 Sailing Delays, Loading Port If on completion of loading of the Tow, the Tow is delayed from sailing by more than two (2) hours due to a change of schedule by Shipper, Shipper shall pay Carrier demurrage on the Tow at the rate of $150.00 per hour from the time loading is completed until the time the Tow actually sails.

         4.12 Voyage Course and Speed Carrier does not guarantee any particular speed during any voyage and does not warrant delivery of the Cargo at destination at any particular date or time or to meet any particular market or in time for any particular use. However, due to the critical nature of the Cargo, Carrier shall prosecute the voyages with the utmost dispatch and to proceed safely to designated ports of loading and discharge for any particular voyage and will in any event other than a Force Majeure, promise to take whatever steps may be necessary, consistent with prudent seamanship, to make delivery of the Cargo or a replacement Cargo within 10 days of the scheduled delivery date. Carrier shall have the sole discretion to determine the speed and course which is prudent considering factors including but not limited to sea and weather conditions, Vessel capacities and capabilities, crew safety, other vessel traffic, port conditions and environmental safety.

         4.13 Dry Cargo Shipper shall have the option of shipping any lawful packaged or general dry cargo in any suitable space on board the Vessel, including on Vessel's deck, subject to the approval of the Vessel's Master as to the kind, character, amount and stowage of such dry cargo. Any and all expense for dunnage, loading, stowing and discharging of dry cargo so incurred shall be for the account of the Shipper. The time used loading and discharging such dry cargo shall count as used laytime or demurrage if Vessel is on demurrage, but only to the extent that such time is not concurrent with time used loading and/or discharging the oil Cargo.

         4.14 Other Trades Carrier shall have the right to employ the Tow in other trades so long as Shipper's requirements are met. In the event that Shipper has a requirement for services under this Contract at a time when the Tow is in use for other trades, Carrier will provide with reasonable advance notice a suitable substitute service at no additional cost to Shipper.

         4.15 Joint Voyages With HELCO Carrier also has a contract to transport petroleum products in bulk for HELCO, the term of which is coextensive with the term of this Contract. On occasion, Carrier may load and transport cargo for HELCO jointly on the same voyage with Cargo loaded and transported for MECO. In such instances, unless clearly specified or clear in the context, the rights and responsibilities of "Shipper" under this Contract shall, as between MECO and HELCO, and except as to the Freight Rate to be paid under Section 5.1, accrue solely to MECO for any portion of such voyage when Carrier is transporting Cargo for MECO, but no cargo for HELCO, and shall be shared with HELCO as to any portion of such voyage when Carrier is loading and transporting both MECO's Cargo and cargo for HELCO ("Joint Voyage").


V.       SERVICES AND RATES

         5.1 Freight Rate The following freight rates ("Freight Rate") include Tug (fully found with fuel) and Tow services as well as Tankermen labor.

                 A. Freight Rate for liquid petroleum products in bulk transported for MECO on voyages where petroleum products are not also transported in bulk for HELCO or another party shall be:

                                        Rate Per Barrel
                                        -----------------------                    Volume Range for
                                        No. 6            No. 2                    Combined Cargo Per
                     Port               Fuel Oil         Diesel                    Voyage in Barrels
                     ----               --------         ------                    -----------------
                     Kahului               $1.10          $1.10                    45,000 minimum
                                           $0.75          $0.75                    45,001 to 48,000
                                           $0.66          $0.66                    48,001 to 53,000
                                           $0.50          $0.50                    Above 53,000

                 Exhibit G attached hereto contains sample freight rate calculations for voyages to Maui.

                 B. Freight Rate for MECO for liquid petroleum products in bulk transported for MECO on a Joint Voyage where liquid petroleum products in bulk are also transported for HELCO shall be:

                          1. For voyages on which total cargo loaded for HELCO and MECO is less than 48,000 barrels:

                 Freight Rate = (48,000 x $1.55) - HELCO Freight
                                --------------------------------
                                            MECO bbl.

                          2. For voyages on which total cargo loaded for HELCO and MECO is between 48,000 and 53,000 barrels:

                 Freight Rate = (Total bbl. x $1.55) - HELCO Freight
                                ------------------------------------
                                              MECO bbl.

                          3. For voyages on which total cargo loaded for HELCO and MECO is above 53,000 barrels:

                                  Base Rate:  $1.55 X 53,000 bbl. = $82,150

     Freight Rate = $82,150 + ($0.75 x (Total bbl. - 53,000)) - HELCO Freight
                    ---------------------------------------------------------
                                               MECO bbl.

                 Where,

                          Freight Rate = the dollars per barrel paid by MECO for Cargo transported on a Joint Voyage with HELCO cargo.

                          HELCO Freight = the freight charges paid by HELCO on the Joint Voyages as computed under Section 5.1 of the Contract of Private Carriage between Hawaiian InterIsland Towing, Inc. and HELCO referenced in
                          Section 4.15 of this Contract.

                          MECO bbl. = the volume of Cargo in barrels loaded on the voyage which are to be delivered to MECO.

                          Total bbl. = the sum of cargo volumes in barrels loaded for HELCO and MECO.

         Sample freight rate calculations for Joint Voyages with HELCO are attached hereto in Exhibit H.

         5.2 Freight Reduction On Shipments Made In Conjunction With Third Parties MECO shall accommodate to the extent practicable the hauling of petroleum products in bulk for parties other than MECO or HELCO (hereinafter "third-party cargo") on voyages performed under this Contract. For the purpose of determining the freight cost of MECO's Cargo when transported by Carrier in conjunction with such third-party cargo, MECO's Freight Rate shall be calculated according to Section 5.1. of this Contract. Carrier shall reduce MECO's freight cost by an amount equal to one-half of the highest base Freight Rate in Section 5.1 (which is one half of

$1.10 per barrel, or $0.55 per barrel), as amended, multiplied by the volume of the third-party cargo. For the purpose of computing freight charges, amounts collected for excess laytime, movement to additional berths and demurrage will be excluded from freight charges. Sample Freight Rate calculations for voyages performed in conjunction with third-party cargo are attached hereto in Exhibit I.

         5.3 Cargo Volume Freight charges will be based upon net quantity loaded into the Tow as shown by shore tank gauges or positive displacement meter unless otherwise requested and agreed upon in advance. The quantity of Cargo so measured shall be corrected for liquid temperature to the quantity equivalent at 60 degrees F. in accordance with the latest edition of the ASTM-IP Petroleum Measurement Tables.

         5.4 Laytime Duration Allowable laytime limits for loading shall be twelve (12) hours ("Standard Loading Laytime") except for Cargo shipped in conjunction with HELCO where the allowable laytime for loading both cargo parcels shall be Standard Loading Laytime. The allowable loading laytime solely for MECO for such Joint Voyage with HELCO cargo shall be that part of Standard Loading Laytime which bears the same relationship to the total Standard Loading Laytime as the number of MECO barrels of Cargo bears to the total number of MECO and HELCO barrels of cargo. Allowable laytime for discharging at Maui shall be twelve (12) hours for a Cargo of 45,000 barrels or less and for a Cargo in excess of 45,000 barrels, one additional hour of laytime shall be added to the twelve (12) hours for each 3,000 barrels, or part thereof, of Cargo above 45,000 barrels ("Standard Discharge Laytime") except for Cargo shipped in conjunction with HELCO where the allowable laytime for discharging both cargo parcels shall be Standard Discharge Laytime. The allowable discharge laytime solely for MECO for such Joint Voyage with HELCO cargo shall be that part of Standard Discharge Laytime which bears the same relationship to the total Standard Discharge Laytime as the number of MECO barrels of Cargo bears to the total number of MECO and HELCO barrels of cargo. Allowable laytime for Laytime for loading and discharge operations is non-reversible.

         5.5     Laytime Loading  Laytime for loading shall be as follows:
Laytime shall commence at loading berths, either in Honolulu Harbor or at Barbers Point Harbor when the Tow is alongside and secured at loading pier. Laytime shall commence at the BHP SPM when the Vessel is all fast to the buoy or upon three (3) hours expiration after Vessel has tendered Notice of Readiness, whichever first occurs. Laytime shall cease when the loading is completed and the Tow is secured and ready for sea. Demurrage charges for loading at Honolulu Harbor will apply only to the Tow until the loading is completed and the Tow is secured and ready for sea. Demurrage charges for loading at Barbers Point Harbor shall accumulate on the Tug for only that time the Tug is standing by.

         5.6 Laytime Discharge Laytime shall commence at discharge berth upon the expiration of three (3) hours after Vessel has tendered Notice of Readiness or when the Vessel is alongside and secured at discharge pier, whichever first occurs. Laytime shall cease when the discharge of the Cargo is complete and the Tow is secured and ready for sea. Demurrage charges at discharge shall accumulate on the Tug and tankermen for only that time the Tug is standing by and tankermen attending the Tow.

         5.7     Demurrage:

                 A.       Tow per hour:                             $150.00

                 B.       Tug per hour:                             $223.00 Not Under Power

                 C.       Tug per hour:                             $398.00 Under Power

                 D.       Tankerman per manhour:                    $41.00

                 On voyages where Carrier transports liquid petroleum products in bulk for both Shipper and HELCO, Shipper shall be responsible only for that part of demurrage for exceeding loading laytime limits as calculated in accordance with Section 5.4.

                 However, all periods of delay in loading or discharging which are caused by: (1) the Vessel in reaching or departing the berth (including weather delays, awaiting daylight, tide, assist tugs or pilots) caused by any reason or condition not reasonably within the Shipper's control, or (2) the Vessel in moving from port anchorage to all fast in berth or time consumed by the Vessel lining up, draining pumps/lines or cleaning tanks, pumps and lines, except as in Section 4.9, or (3) any delay due to operational deficiency of the Vessel or breakdown or inability of the Vessel's facilities to load or discharge Cargo, or (4) prohibition of loading or discharging at any time by the port authorities or by the terminal facilities due to a violation of an operating and/or safety regulation due to the condition of the Vessel or act or omission by the Vessel's Master, crew or tankermen or (5) escape or discharge of oil or the threat of an escape or discharge of oil on or from the Vessel whether or not due to the condition of the Vessel or any act or omission to act of the Vessel's Master, crew or tankermen, or (6) the non-compliance with USCG regulations or failure to obtain or maintain any and all required inspection letters, certificates, oil spill response plan approval on the part of the Vessel its Master, crew or tankermen, or (7) labor dispute, strike, go slow, work to rule, lockout, stoppage or restraint of labor involving Vessel's Master, officers, crew or tankermen or assist tugs, stand-by boats or pilots, or (8) an event of Force Majeure as defined in this Contract, or (9) the neglect or interference of Carrier, its agents, or employees, shall not be considered as used laytime or as demurrage if Vessel is on demurrage. Carrier shall take any and all reasonable steps available to minimize demurrage time and charges.

         5.8 Tankermen The tankermen shall manipulate all the Tow valves and handle all the Tow lines and Tow connections at the places of loading and unloading, as well as the necessary pumping facilities to effect the discharge of the Cargo. Carrier will furnish all mooring lines for the Tow. Terminals are responsible for the hose connection to their facilities. However, the Carrier will provide mating adapters as required. The Tow winches and booms may be utilized as well as marine loading arms, when available.

                 Tankermen travel costs to and at the island of Cargo discharge including but not limited to airfare, meals, lodging and ground transportation shall be invoiced at cost to Shipper. Carrier's supervisory personnel shall schedule transportation and hotels for tankermen for the Tow trips to outer islands. Carrier's best effort will be directed toward minimizing costs to the Shipper through prudent scheduling of flights and planned loading/ discharging schedules. Carrier will submit monthly invoices to Shipper for the aforesaid tankermen travel costs on a voyage by voyage basis. However, the above notwithstanding, in no event shall total tankermen travel costs exceed $450.00 per discharge port.

         5.9 Heating of Fuel Oil Aboard the Tow Shipper shall reimburse Carrier for the actual documented cost of fuel consumed by the Vessel's cargo heating system when operated in response to Shipper's express instructions.

         5.10 Diesel Fuel Price Adjustment In addition to other charges contained in Article V of this Contract, the Shipper shall pay, or receive a credit for, a Diesel Fuel Price Adjustment (DFPA), reflecting month to month changes in the cost of Tug fuel which shall be calculated on a voyage by voyage basis, as follows:

            DFPA = (AFC - BFP) x DFC x (MECO Volume / Total Volume)

         Where,

            AFC = The Actual Fuel Costs paid by Carrier for No. 2 Diesel Fuel in dollars per gallon exclusive of any and all taxes, based on the actual price of diesel on the first day of the month in which the voyage commences.

            BFP = The base diesel fuel price, in dollars per gallon, which shall be defined as the average of the Friday high and low West Coast Spot prices for .5% sulfur Number 2 Diesel Fuel in Seattle, as reported in Platt's Oilgram Price Report during the month of December 1993, expressed in dollars per gallon, plus $.14 per gallon. If Platt's Oilgram does not publish a high and low price for a particular Friday during the relevant period, the high and low prices for the closest preceding day for which Platt's Oilgram is published will be used.

DFC =  The actual diesel fuel consumed during the voyage, in gallons, as determined by sounding the fuel tanks of the Tug, before and after the voyage.

                 MECO Volume = The Cargo volume in barrels being transported for MECO during the subject voyage.

                 Total Volume = The total cargo volume in barrels being transported on the voyage including Shipper, HELCO, and others.

Provided, however, that no DFPA shall be due unless the absolute difference between AFC and BFP is greater than 10% of AFC.

         5.11 Additional Berths/Ports When more than one berth within a port is required to complete the loading or discharge of Shipper's Cargo, Shipper shall pay $500.00 to cover in full any and all additional expenses incurred by Carrier by reason of calling at such additional berth. Such additional expenses shall include but not be limited to shifting expense, dockage and pilotage.

                 When more than one port (for which purpose the BHP SPM shall constitute a separate port) is called to complete the loading of Shipper's Cargo, Shipper shall reimburse Carrier for the amount of the normal port charges of the second port of loading. Time spent in transit commencing at the point of passing the sea buoy outbound at the first port of loading until passing the sea buoy (or entering the normal anchorage area) inbound at the second port of loading shall count as used laytime or demurrage if Vessel is on demurrage.

         5.12 Port, Dues, Taxes and Other Charges Carrier shall pay for the cost of pilotage, port entry, and dockage for the Vessel except (1) Shipper shall reimburse Carrier for the cost of the Mooring Master and stand-by boat incurred solely as a result of the Vessel loading Cargo at the BHP SPM; and (2) Shipper shall pay Carrier for the services of any tug engaged to escort or assist the Vessel while entering, while at berth and while departing Barbers Point Harbor, provided also that such tug escort or assist is required by the USCG or the State Harbors authority, on the basis of the rate per hour stipulated in Section 5.7 B for the hours commencing when the Vessel is alongside and all secure until such time as loading operations are completed and the Vessel ready to depart. Notwithstanding the provision for payment and reimbursement of dockage in Section 7.2, Shipper is responsible for all Cargo related costs, including but not limited to hose watch, independent inspection and gauging of the Cargo, wharfage, tolls, and guard services while Tow is idle and loaded with Shipper's Cargo. Dues and local, State and Federal taxes and other charges imposed, levied or assessed against the Vessel shall be paid by the Carrier and local, State and Federal taxes imposed, levied or assessed against the Cargo shall be paid by Shipper subject to Section 7.2. Vessel shall be free of charges for the use of any place(s) when used solely for the purpose of loading or discharging Shipper's Cargo. However, Carrier shall be responsible for charges for any such place(s) when used solely for Vessel's purposes, such as, but not limited to, awaiting Shipper's orders, line, pump and tank cleaning, repairs, before, during or after loading and/or discharging.

         5.13 Losses Losses of Cargo of .5% or less by volume will be regarded as normal industry practice and Carrier will not be responsible for such shortage. Shipper shall present claim for loss of Cargo greater than .5% by volume to Carrier latest 90 days after the completion of discharge of the Cargo on the voyage with respect to which said claim arises. Such claim shall include the cost of the Cargo lost and the freight charge paid or invoiced for such non-delivered Cargo.

         5.14 Freight Earned Full freight to destination on Shipper's Cargo transported hereunder shall be completely earned when Cargo discharge is complete at destination.

         5.15 Billing, Payment and Disputes Payment for Tug, Tow, tankermen, port and other charges shall be paid at Carrier's office address first set out above within fifteen (15) days after receipt of Carrier's monthly invoice. Invoices for charges must be accompanied by appropriate supporting documents. In cases of dispute as to the amount of payment due, Shipper shall not withhold any amounts due Carrier except for those amounts in dispute. Shipper will notify Carrier in writing of any such disputed amounts within fifteen (15) days following receipt of Carrier's invoice.

         5.16 Waiver Of Claims Any claim for freight, demurrage and/or charges or expenses under this Contract shall be deemed waived, extinguished and absolutely barred if such claim is not received by Shipper or Carrier, as the case may be, in writing with supporting documentation within 120 days from the date of final discharge of the Cargo on the voyage with respect to which said claim arises. This provision shall not apply with respect to claims for damage, loss or shortage of Cargo, claims with respect to damage to shore facilities, claims with respect to the injury of an employee of the Shipper, Carrier, Shipper's Cargo suppliers and their agents, or claims arising in connection to an escape or discharge of oil.

VI.      SCHEDULING

         6.1 Scheduling Carrier and Shipper understand and agree that to meet Shipper's demands for the most efficient scheduling, loading and discharging of the Vessel will require the general cooperation of each party. To facilitate this objective, Shipper shall submit in writing to Carrier by the 10th of every month during the term of this Contract a proposed voyage schedule for the following calendar month stating anticipated loading and discharging times and location. Carrier shall make the appropriate berth reservations and other such arrangements consistent with said schedule and as requested by Shipper. Carrier shall confirm to Shipper the making of such reservations and arrangements verbally or by facsimile. It is understood and agreed that this tentative schedule is not binding on Shipper and is to be used only as a best-efforts estimate of Shipper's requirements.

         6.2 Shipper to Have First Priority Notwithstanding Sections 4.14 and 5.2 above, except as provided for in this paragraph, the Carrier shall provide the Tug and Tow described in Article II above, always giving Shipper first priority for use of the Tug and Tow, above and beyond any other Carrier's customers. However, if circumstances should arise whereby Shipper and its sister Hawaiian Electric Company, Inc. ("HECO") subsidiary (HELCO), both need and demand first priority use of the Tug and Tow at the same time, HECO will determine the priority as between them and notify Carrier. Carrier will be deemed to have fulfilled its obligation under this paragraph by following the priority established by HECO. It is understood that it is the intent of this section to provide Shipper with complete assurance that Tug and Tow services will be available when and as ordered by Shipper.

         6.3 Notice of Cancellation or Delay Shipper will endeavor to advise Carrier, orally or in writing, as promptly as is reasonably practicable of the cancellation or delay of previously scheduled and confirmed Tug and Tow service; giving at least four (4) hours notice for cancellation or delay of previously scheduled and confirmed Tow service, and at least four (4) hours notice for cancellation or delay of previously scheduled and confirmed Tow shifting service. If less than four (4) hours notice of cancellation or delay of scheduled and confirmed services is given Carrier, then Shipper will pay for charges, if such charges are incurred, up to an amount of four (4) hours of demurrage at rates provided in Article V. Carrier shall exercise its best efforts to minimize these charges by employing such tankermen and crew on its other vessels or otherwise utilizing their services in an effort to reduce these cancellation or delay charges. In such case, Carrier shall credit Shipper with the amount of these savings.


VII.     MAINTENANCE SERVICES AND OTHER REQUIREMENTS

         7.1 Maintenance of the Tug and Tow The Carrier shall be solely responsible for maintenance of the Tug and Tow. Carrier specifically covenants and agrees that it will maintain the Vessel, its appliances and appurtenances, in a state of repair that will allow for safe and efficient operation during the term of the Contract, including but without limitation, keeping said Vessel in full unexpired classification as may be required by the USCG or other regulatory agencies having jurisdiction. As required, Carrier shall, at its expense, drydock the Vessel for the purpose of keeping the Vessel in full unexpired classification and meeting all USCG inspection requirements and drydocking, and all charges incurred in connection therewith shall be for the Carrier's account. Shipper and Carrier agree to arrange scheduled shipments to accommodate required maintenance periods of up to ten (10) continuous calendar days, but not to exceed twenty (20) total calendar days annually. It is further agreed that Carrier must notify Shipper in writing no later than 90 days prior to the first day of any period when the Vessel is expected to be out of service and unavailable for the transport of Shipper's Cargo because of scheduled maintenance, repair or drydocking in order to permit such an arrangement of scheduled shipments. Failing such notification, Carrier shall arrange such suitable substitute service as aforesaid. Carrier shall designate a company representative to liaise with Shipper and report on the fulfillment of Carrier's responsibility to carry out routine hull and equipment inspections, preventative maintenance and schedule of Vessel repair, maintenance and drydocking.

         7.2 Other Required Services Carrier shall provide the following additional services to Shipper: coordinating with Shipper and consignees the loading and discharge of the Tow; making arrangement for berthing and pilotage at ports or places on neighbor islands; making follow-up arrangements when necessary due to schedule changes, weather and other operational considerations, whether anticipated or unanticipated; scheduling the loading and discharge of the Tow to meet required arrival and sailing times; preparing loading plans for the Tow; computing and advancing dockage for which amounts the Shipper shall make timely reimbursement to Carrier; computing, advancing and filing with the State of Hawaii, Harbors Division, all required fees and reports with respect to pipeline fees incurred during loading Cargo at Barbers Point Harbor and Cargo discharge at Kahului, Maui, for which advances Shipper shall make timely reimbursement to Carrier; and performing other operational services not specified hereinabove concerning the movement of the Tow. Charges for the aforesaid services are included in the Freight Rates charged in Article V.

         7.3 Shipper's Representative Shipper shall have the right and privilege of having its representative(s) visit the Vessel and observe operations while in port or at sea. Shipper's representatives shall have access to the entire Vessel and the Master, officers and crew of the Vessel shall cooperate with and render any reasonable assistance that Shipper's representative may require.


VIII. INSURANCE

         8.1. Carrier's Required Insurance Coverage The Carrier shall maintain insurance as set forth below and that may be required under the applicable laws, ordinances and regulations of any governmental authority. Carrier shall present satisfactory evidence of the required insurance to the Shipper prior to the commencement of this Contract including as follows:

                 A. Workers' Compensation and Employers' Liability Insurance as prescribed by applicable law, including insurance covering liability under the Longshoremen's and Harbor Workers' Act, the Jones Act and the Outer Continental Shelf Land Act, if applicable; and

                 B. Commercial General Liability Insurance including Bodily Injury and Property Damage Insurance with a limit not less than $1,000,000 combined single limit per occurrence; and

                 C. Hull and Machinery Insurance including collision liability on vessels engaged in towage with a limit at least equal to the full and actual value of each and every Vessel Carrier owns or charters which is used in the performance of work required under this Contract; and

                 D. Protection and Indemnity Insurance under one of the two following options:

                          (1) Full and valid Protection and Indemnity Insurance including but not limited to coverage for injuries to or death of masters, mates and crew, and excess collision liabilities. The limits of such insurance shall not be less than $25 million per occurrence. Full and valid vessel pollution liability insurance including coverage for TOVALOP liabilities and pollution liabilities imposed by federal and state laws in an amount not less than $500 million per incident. Valid Excess Pollution Liability Insurance must cover like liabilities for Pollution for an amount not less than $200 million per incident, or the maximum available; or

                          (2) Protection and Indemnity Insurance on a full entry basis with an International Group P&I Club. Such insurance shall include, but not be limited to, coverage for injuries to or death of masters, mates and crew; excess collision liabilities and pollution liabilities imposed by the federal and state laws as well as TOVALOP liabilities (if applicable). Such insurance shall be unlimited as per International Group, P&I Club rules except for pollution liabilities which shall be limited to

                                  $500 million or the maximum pollution limited offered by the P&I Clubs of the International Group. Such insurance shall also include Excess Pollution Liability which must cover like liability for pollution for an amount not less than $200 million per occurrence or the maximum amount available.

                 Carrier shall have the applicable insurance policies endorsed to include:

                 a. a 30-calendar day written notice to Shipper prior to the effective date of cancellation or material change of the insurance; and

                 b. naming Shipper and Shipper's Cargo suppliers as an additional insured in the coverage described in Sections
                      8.1 B, 8.1 C and 8.1 D (1); and

                 c. a waiver of all rights of subrogation and an assignment of statutory lien, if applicable, against the Shipper and Shipper's Cargo suppliers in the coverage described in Sections 8.1 A and 8.1 C; and

                 d. a clause making Carrier's insurance primary in relation to any other insurance available from Shipper; and

                 e. a Standard Cross Liability Endorsement or Severability of Interest Clause, where applicable.

         8.2 Shipper's Required Insurance Coverage Shipper shall procure and maintain Cargo insurance for all Cargo loaded aboard the Tow in an amount equal to the full actual value of the Cargo and on a form customary in the American or London Insurance market. Such insurance shall include loading and discharge.

         8.3 Deductibles Any deductible amounts due under any of the insurance coverage shall be paid by the Carrier or the Shipper for their own respective required insurance coverage.

         8.4 Continuation of Coverage Carrier warrants that it has obtained the insurance coverage described in Section 8.1 and that during the initial term of this Contract or any Extension thereof, Carrier agrees to continue such coverage in force subject also the provisions of Article XVI herein.


IX.      INDEMNITY

         9.1 Indemnity For Tugs and Pilots Neither the Shipper nor any of its associated or affiliated companies, nor any of Shipper's Cargo suppliers and receivers, nor any of the employees, representatives, servants and agents of any of the foregoing shall be responsible for any losses, damages, delays or liabilities arising from any negligence, incompetence, or incapacity of any pilot, stevedore, longshoreman, mooring master, Master or other personnel of any assist tug or stand-by boat, or line handler arising from the terms of the contract of employment thereof which terms Carrier hereby agrees to accept and be bound by, or arising from any unseaworthiness or insufficiency of any assist tug or stand-by boat the services for which were arranged by Shipper on behalf of Carrier; and Carrier agrees to indemnify and hold harmless the Shipper, its associated or affiliated companies, Shipper's Cargo suppliers and receivers, and any of the employees, representatives, servants and agents of any of the foregoing from and against any and all such losses, damages, delays or liabilities.

                 When any pilot, mooring master, or Master or other officer of an assist tug or stand-by boat furnished to or engaged in the service of supplying tug power or assistance to the Vessel, (whether or not said person is an employee, servant or representative of Shipper, its affiliated or associated companies, Shipper's agents or Shipper's Cargo suppliers or receivers) goes onboard the Vessel, it is understood and agreed that such person or persons are to be considered independent contractors and become the borrowed servant of the Carrier and the Vessel for all purposes and in every respect and shall be subject to the exclusive supervision and control of the Vessel and her personnel, and neither the Shipper nor any of its associated or affiliated companies, nor any of Shipper's Cargo suppliers and receivers, nor any of the employees, representatives, servants and agents of any of the foregoing nor those providing the pilots, mooring master, Master or other officers of any assist tug or stand-by boat shall be under any liability for errors of navigation, management of the Vessel, or other losses, damages, delays and liabilities resulting therefrom. This shall include but not be limited to the giving of orders to any tug or stand-by boat engaged in assisting Vessel and in respect to the handling of the Vessel and to the order of the number and horsepower of tugs assisting or standing by the Vessel. In respect to the foregoing, Carrier hereby agrees to indemnify and hold harmless Shipper, any of its associated or affiliated companies, any of Shipper's Cargo suppliers and receivers, and any of the employees, representatives, servants and agents of any of the foregoing from any and all losses, damages, delays and liabilities whatsoever whether to third parties or otherwise, arising from the acts or omissions of such pilot, mooring master, Master and other officers of any assist tug or stand-by boat.

         9.2 Shipper's Indemnification of Carrier To the fullest extent permitted by law, Shipper shall indemnify and hold harmless the Carrier, its affiliates and parent corporation and their respective officers, directors, agents and employees from and against all claims, damages, losses, liabilities or expenses (including but not limited to attorneys' fees) arising out of or in any way connected with Shipper's performance under this Contract, excepting only such losses as may be caused solely by the gross negligence or willful misconduct of Carrier. Carrier, at its election, may control and defend the proceedings or require the Shipper to defend at Carrier's direction, except where such control is in conflict with any provisions of the Shipper's insurance policies under which the Carrier is named as additional insured. In either case, all parties will fully cooperate in providing all necessary evidence (as determined by the Carrier to be reasonably required) for defense of the proceeding.

                 Notwithstanding the preceding or the provisions of Article XII, Shipper shall indemnify, defend and hold harmless Carrier, its directors, officers, employees and agents (including but not limited to affiliates and contractors and their employees) from and against all liabilities, damages, losses, penalties, claims, demands, suits, costs, expenses, and proceedings of any nature whatsoever directly or indirectly arising out of or attributable to the release, threatened release, discharge, disposal or presence of oil or hazardous material related to the Cargo transported under this Contract when in the custody of Shipper except to the extent such release, threatened release, discharge, disposal or presence of oil or hazardous material may be attributable to the negligence or willful action of Carrier, including without limitation: (1) all foreseeable and unforeseeable consequential damages; (2) the reasonable costs of any required or necessary repair, cleanup or detoxification of an area of oil or hazardous material and the preparation and implementation of any closure, remedial or other required plans; (3) the reasonable costs of the investigation of any environmental claims by Carrier;
(4) the reasonable cost of Carrier's enforcement of this Contract; and

(5) all reasonable costs and expenses incurred by Carrier in connection with clauses (1), (2), (3), and (4), including without limitation reasonable attorney's fees and court costs.

         9.3 Carrier's Indemnification of Shipper To the fullest extent permitted by law, Carrier shall indemnify and hold harmless the Shipper, its affiliates and parent corporation and their respective officers, directors, agents and employees from and against all claims, damages, losses, liabilities or expenses (including but not limited to attorneys' fees) arising out of or in any way connected with Carrier's performance under this Contract, excepting only such losses as may be caused solely by the gross negligence or willful misconduct of Shipper. Shipper, at its election, may control and defend the proceedings or require the Carrier to defend at Shipper's direction, except where such control is in conflict with any provisions of the Carrier's insurance policies under which the Shipper is named as additional insured. In either case, all parties will fully cooperate in providing all necessary evidence (as determined by the Shipper to be reasonably required) for the defense of the proceeding.

                 Notwithstanding the preceding or the provisions of Article XII, Carrier shall indemnify, defend and hold harmless Shipper, its directors, officers, employees and agents (including but not limited to affiliates and contractors and their employees) from and against all liabilities, damages, losses, penalties, claims, demands, suits, costs, expenses, and proceedings of any nature whatsoever directly or indirectly arising out of or attributable to the release, threatened release, discharge, disposal or presence of oil or hazardous material related to the Cargo transported under this Contract when in the custody of Carrier except to the extent such release, threatened release, discharge, disposal or presence of oil or hazardous material may be attributable to the negligence or willful action of Shipper, including without limitation: (1) all foreseeable and unforeseeable consequential damages; (2) the reasonable costs of any required or necessary repair, cleanup or detoxification of an area of oil or hazardous material and the preparation and implementation of any closure, remedial or other required plans; (3) the reasonable costs of the investigation of any environmental claims by Shipper;
(4) the reasonable cost of Shipper's enforcement of this Contract; and (5) all reasonable costs and expenses incurred by Shipper in connection with clauses
(1), (2), (3), and (4), including without limitation reasonable attorney's fees and court costs.


X.       LIBERTIES

         10.1 Deviations The Vessel shall have liberty to sail with or without pilots, tow or be towed, and to deviate for the purpose of assisting vessels in distress, saving life or property, landing any ill or injured person on board or taking on fuel, supplies or other necessaries, or for repair, provided that if it is necessary for the Tug to leave the Tow during any such deviation, the Tow shall be left in a position of safety and the towage service resumed immediately upon completion of the deviation, except the Carrier may at any time without penalty take such reasonable action as necessary for the saving of life. No charges for services under this Contract shall be charged Shipper during the period of any such deviation.


XI.      FORCE MAJEURE

         11.1 Force Majeure For purposes of this Contract, an event or act of "Force Majeure" shall mean: acts of God and the public enemy, hostilities or war (declared or undeclared), embargo, riots, civil unrest, revolution, sabotage, insurrection, blockades, strikes, epidemics, landslides, lightning, earthquakes, fires, hurricanes, tsunamis, floods, tidal waves, volcanic eruptions, explosions, total or partial expropriation, nationalization, confiscation, requisitioning or abrogation of a government concession, closing of, or restriction on the use of, a port or pipeline, inability to secure petroleum product by reason of governmental regulations or otherwise, failure of Shipper's suppliers' or its affiliated companies' machinery or pipelines, loss or shortage of suitable crude oil or product supply or the suspension or termination Shipper's suppliers' crude oil or petroleum supply contracts, suspension or termination of Shipper's petroleum product supply contracts, or an event affecting Shipper's Cargo suppliers' production, manufacturing, distribution, refining, delivery or receiving facilities, power generation or power distribution affecting Shipper's Cargo suppliers' facilities, unavailability of Cargo or any other cause or contingency affecting Shipper's Cargo suppliers or otherwise not reasonably within the control of the Shipper which materially affects the Shipper's ability to fulfill any provisions of this Contract. An event of Force Majeure shall also be taken to mean Carrier's inability to comply with the State of Hawaii or USCG rules or regulations with respect to required Certificates of Financial Responsibility, or its equivalent, and any other cause not reasonably within the control of the Carrier which materially affect Carrier's ability to fulfill any provisions of this Contract.

         11.2 Carrier's Obligation Carrier and its officers, directors, the owners, operators, agents or charterers of Vessel shall not be liable for any loss, damage or delay resulting from an event or act of Force Majeure. Carrier's obligations including but not limited to rendering service under this Contract shall be reduced or suspended for any period in which an event or act of Force Majeure exists as to the Carrier and which can not be overcome by Carrier through providing Shipper with a suitable substitute service as provided in Section 2.4. In the event of any reduction or suspension of Carrier's obligation to render service under this Contract, Shipper may obtain towage service from another party for the period of Force Majeure.

         11.3 Shipper's Obligation Shipper and its officers, directors, employees, agents and affiliated entities shall not be liable for any loss, damage or delay resulting from an event or act of Force Majeure. Shipper's obligations under this Contract shall be reduced or suspended for any period in which an event or act of Force Majeure exists as to Shipper, or Shipper's supplier, either singularly or collectively. However, nothing in this Article XI shall excuse Shipper from its obligation to make payments of monies due hereunder for towage service rendered prior to said act or event of Force Majeure.

         11.4 Notice of Force Majeure The party claiming Force Majeure shall give the other party verbal notice of such act or event of Force Majeure within twenty-four (24) hours of the occurrence and shall also send written confirmation of the same to the other party immediately thereafter. The party claiming Force Majeure shall use due diligence to cure any act or event of Force Majeure, and shall give the other party verbal notice within twenty-four
(24) hours after the act or event of Force Majeure has terminated and shall send written confirmation of the same to the other party immediately thereafter.

         11.5 Total Loss It is understood and agreed that in the event of a total loss or constructive total loss being declared by Vessel underwriters to the HA'AHEO, Carrier shall supply a replacement Tow for a period of one hundred and twenty (120) days. Within thirty (30) days following the event which caused the declaration of total loss or constructive total loss, Carrier shall declare in writing to Shipper whether it will supply a Tow for service under the Contract, meeting the requirements set forth herein. Such Tow shall be tendered for delivery and approval of Shipper in accordance with the terms of this Contract within ninety (90) days following such declaration, failing which, Shipper shall have the unilateral right to terminate this Contract, notwithstanding anything herein to the contrary.


XII.     LIMITATION OF LIABILITY

         12.1 Limitation of Liability Except as otherwise agreed in this Contract, Carrier and Shipper shall be entitled to assert by way of limitation of liability any principle of law or provision of any statute or regulation of the United States that would afford either Carrier or Shipper, a limitation of such liability and the provisions of any such statute or regulations limiting liability as aforesaid are incorporated herein by reference and made applicable hereto, as though fully set forth herein. For purposes of such limitation of liability, Shipper and Carrier waive any claim that this is a personal contract of the other party.

         12.2 Not A Charter The parties agree that this Contract shall be construed as a private contract for carriage and not a charter and that no provision of this Contract shall be construed as creating a demise of the Vessel to Shipper.


XIII.    GENERAL AVERAGE

         13.1 General Average Sacrifice In the event of imminent danger, peril, disaster, damage or accident before or after the commencement of the voyage, subjecting the Tug, Tow and Cargo to a common peril, resulting from any cause whatsoever, whether due to negligence or not, for which, or for the consequences of which, the Carrier is not responsible by statute, contract or otherwise, the Shipper and the owners of the Cargo, shall contribute with the Carrier in general average to the payment of any sacrifices, losses or expenses of a General Average nature that may be made or incurred and shall pay salvage and special charges incurred in respect of the Cargo. If a salving ship is owned or operated by the Carrier or its affiliates, salvage shall be paid for based upon the regular hourly rates hereunder.

                 General Average shall be adjusted, stated, and settled according to York/Antwerp Rules of 1974 (except Rule XXII), as amended 1990, and, as to matters not provided for by those Rules, at such port or place in the United States as may be selected by Carrier, and as to matters not therein provided for, according to laws and usages in the Port of New York (except that any payment made by Carrier to Shipper pursuant to Article XIV or to the government or to others to remove oil or a threat of oil pollution as defined in TOVALOP and used herein, as well as any other payments , with respect to Vessel or Carrier's liability for oil pollution damage, shall not be deemed to be General Average sacrifices or expenditures). If a General Average statement is required, it shall be prepared by adjusters appointed by Carrier, who are to attend to the settlement and collection of the General Average, subject to customary charges. General Average Agreements and/or security shall be furnished by Carrier and/or Shipper, if requested. Any cash deposit being made as security to pay General Average and/or salvage shall be remitted in a duly authorized and licensed bank at the place where the General Average statement is prepared. For purposes of any General Average determination, it is expressly agreed by and between the Carrier and Shipper, that the Tow, from commencement of the voyage to its completion is under control of the Master of the Tug.


XIV.     POLLUTION

         14.1 Compliance With Regulations During the period of this Contract, Carrier and Vessel will comply with all local, State and Federal laws, rules and regulations of whatsoever kind with respect to oil spill or other water pollution liability or prevention applicable to the Vessel loading at, discharging at, entering, leaving, remaining or passing through ports, places or waters in the performance of this Contract. Carrier at its sole risk and expense shall make all arrangements by equipping the Vessel, insurance, bonds, securities or other evidence of financial responsibility, capability or security, USCG approved Vessel-specific oil spill response plan and related employee training, formal drills and exercises, and otherwise and shall obtain all such certificates and documentary evidence and take all such other action as may be necessary to satisfy such laws, rules and regulations including but not limited to USCG pollution prevention regulations including but not limited to 33 CFR parts 154, 155, 156 and 157 and the U.S. Federal Water Pollution Control Act, as amended. Vessel shall carry onboard a current USCG Certificate of Financial Responsibility (Water Pollution). Carrier agrees to indemnify the Shipper against any and all claims, damages, losses, liabilities, expenses, including but not limited to reasonable attorney's fees and all other consequences resulting from its failure to accomplish the foregoing.

         14.2 Oil Spill Response Plan Carrier shall provide Shipper with the Plan approved by and on file with the USCG and other local, State and Federal authorities having jurisdiction for the response by the Vessel and Carrier's organization to an oil spill incident. This Plan must include a first aid response within the first thirty minutes of an incident and a reliable source of follow-up clean up supplies (e.g. booms, skimmers, vacuum trucks, manpower etc). As evidence of its ability to access such oil spill response resources, Carrier warrants that it shall provide sufficient oil spill response capability with respect to both small- and large-size oil spill events occurring in near- shore and open-ocean environments by, including but not limited to, maintaining contracts for spill response service with USCG-approved response organizations including but not limited to the Clean Islands Council and the Marine Preservation Association/Marine Spill Response Corporation for the term of this Contract and any Extension and supplement thereto.

                 Information provided Shipper with respect to Carrier's Vessel's oil spill response plan should include but not be limited to the following:

                          a.      Company response team format.

                          b. Communication flow chart including names and 24-hour contacts of participating company personnel.

                          c.      Procedures for assembly of response team.

                          d. Check list for reporting minor oil spill events and check list which assists shore personnel in obtaining accurate information about major spill events from the Vessel.

                          e. Contact reference data for oil spill responders contracted to provide assistance to Carrier.

         14.3 Pollution Mitigation When an escape or discharge of oil or any polluting substance occurs from or is caused by the Vessel or marine facility or occurs from or is caused by loading or discharging operations and results in or threatens to cause pollution damage, or when there is the threat of an escape or discharge of oil (e.g. a grave and imminent danger of the escape or discharge of oil which, if it occurred, would create a serious danger of pollution damage), Carrier or Shipper or their representatives, agents or employees shall promptly take whatever measures are necessary and reasonable to prevent or mitigate such environmental damage (without regard to whether or not said discharge was caused by a negligent act or omission by the facility, by the Vessel or Shipper or Carrier or others). Carrier hereby authorizes Shipper, or its agent, at Shipper's option, upon notice to Carrier or Master, to undertake such measures as are reasonable and necessary to prevent or mitigate the pollution damage. The party undertaking such measures shall keep the other advised of the nature and results of any measure taken by it, and, if time permits, the nature of the measures intended to be taken by it. Any of the aforementioned measures actually taken by Shipper shall be deemed taken on the Carrier's authority, and shall be at Carrier's sole expense (except to the extent such discharge was caused by the negligence or willful action of Shipper or its agent) and prompt reimbursement shall be made as appropriate for the costs of measures taken pursuant to this clause; provided, however, that should Carrier or its agent give notice to Shipper to discontinue said measures (and to the extent government authorities allow Shipper to discontinue said measures) the continuance of Shipper's cleanup actions will no longer be deemed to have been taken pursuant to the provisions of this clause. No Vessel or tankermen charges will be incurred for Shipper's account during any lost time resulting from the events dealt within this subparagraph if such events were caused or contributed to by Carrier.

         14.4 Liability to Third Parties Notwithstanding any other provision in this Contract, the provisions of Section 14.3 shall be applicable only between Carrier and Shipper and shall not affect, as between Carrier and Shipper, any liability of Carrier to any third parties, including the government, if Carrier shall have such liability nor any liability of Shipper to any third parties, including the State of Hawaii and the U.S. Government, if Shipper shall have such liability.

         14.5 Liability For Transport Of Hazardous Material Should Shipper incur any liability under Chapter 128D, of the Hawaii Revised Statutes as a result of an escape or discharge of oil from the Vessel at berth or during transit or occurs from or is caused by loading or discharging operations, Carrier shall indemnify and hold Shipper harmless except to the extent such escape or discharge was caused by or contributed to by the negligence or willful action of the Shipper or its agents or employees.


XV.      GENERAL PROVISIONS

         15.1 Business Policy Carrier agrees to comply with all laws and lawful regulations applicable to any activities carried out in the name, or otherwise on behalf, of Shipper under the provisions of this Contract. Carrier agrees that all financial settlements, billings and reports rended by Carrier to Shipper, as provided for in this Contract, shall, in reasonable detail, accurately and fairly reflect the facts about all activities and transactions handled for the account of the Shipper.

         15.2 Notices Except as otherwise expressly provided herein, all notices and communications required by the terms hereof from the Carrier to Shipper and from Shipper to Carrier shall be made in writing, facsimile or telex to the following addresses, or such other address as the parties may designate by notice, and shall be deemed given upon receipt:

         Carrier:         President
                          Hawaiian Interisland Towing, Inc.
                          Dillingham Transportation Building
                          735 Bishop Street, Suite 312
                          Honolulu, Hawaii 96813     FAX:  (808) 524-5312

         Shipper: Manager, Purchasing and Materials Management Hawaiian Electric Company, Inc.
                          P.O. Box 2750
                          Honolulu, Hawaii 96840     FAX:  (808) 543-5621

         15.3 Entire Contract This instrument constitutes the entire Contract of the parties with respect to all matters and things herein mentioned. It is expressly acknowledged and agreed by and between the parties that neither party is now relying upon any collateral, prior or contemporaneous agreement, written or oral, assurance or assurances, representation or warranty, or any kind or nature as to or respecting the condition or capabilities of the Tug and Tow and the other matters and things, rights and responsibilities herein fixed and described. No modifications, waiver or discharge of any term or provision of this Contract shall be implied in law, equity or admiralty, nor shall any alternation, modification or acquittance of any such term or provision be effective for any purpose unless in writing signed by or upon behalf of the party charged therewith.

         15.4 Captions Captions used herein are for convenience of reference only and shall have no force or effect or legal meaning in the construction or enforcement of this Contract.

         15.5 Assignment This Contract shall not be assigned by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld, provided that: This Contract may be assigned by Maui Electric Company, Ltd. to the Trustee under said Company's First Mortgage Indenture dated March 1, 1948, as amended.

         15.6 Dispute Resolution

                 A. Good Faith Negotiations Before any dispute under this Contract is subjected to the provisions of this
                          Section 15.6 or any litigation, a representative of Shipper and a representative of Carrier, both having full authority to settle the dispute shall personally meet in Honolulu and diligently attempt in good faith to resolve the dispute.

                 B. Voluntary Arbitration If within thirty (30) days the parties are unable to resolve the dispute under the procedures of Section 15.6 A, on mutual agreement the parties may submit the dispute to arbitration. The party initiating the arbitration shall give to the other written notice in sufficient detail of the existence and nature of any dispute proposed to be arbitrated under this Section 15.6. The notice shall be signed by an appropriate company officer and be addressed to an appropriate company officer of the other party.

                          1.      Appointment of Arbitrator

                                  The parties shall attempt to agree on a
                                  person with special knowledge and expertise with respect to the hauling of petroleum products in bulk to serve as arbitrator under the procedures established by the rules of the American Arbitration Association unless other specific rules and procedures are by mutual agreement established to apply to disputes submitted to arbitration under
                                  Section 15.6 B. If the parties cannot agree on an arbitrator within ten (10) days after a party initiates such process, each shall then appoint one person to serve as an arbitrator and the two thus appointed shall select a third arbitrator with such special knowledge and expertise to serve as chairman of the panel of arbitrators; and such three arbitrators shall determine all matters by majority vote; provided, however, if the two arbitrators appointed by the parties are unable to agree upon the appointment of the third arbitrator within five (5) days after their appointment, both shall give written notice of such failure to agree to the parties, and, if the parties fail to agree upon the selection of such third arbitrator within five (5) days thereafter, then either of the parties upon written notice to the other may require an appointment from and pursuant to the rules for commercial arbitration of the American Arbitration Association. Prior to appointment, each arbitrator shall agree to conduct such arbitration in accordance with the terms of this Section 15.6. The arbitration panel may choose legal counsel to advise it on the remedies it may grant, procedures and such other legal issues as the panel deems appropriate.

                          2.      Arbitration Procedures

                                  The parties shall have thirty (30) calendar days from the completion of the appointment process to perform discovery and present evidence and argument to the arbitrators. During that period, the arbitrators shall be available to receive and consider all such evidence as is relevant, within reasonable limits due to the restricted time period, and to hear as much argument as is feasible, giving a fair allocation of time to each party to the arbitration. The arbitrators shall use all reasonable means to expedite discovery and to sanction non compliance with reasonable discovery requests or any discovery order. The arbitrators shall not consider any evidence or argument not presented during such period and shall not extend such period except by the written consent of both parties. At the conclusion of such period, the arbitrators shall have thirty (30) calendar days to reach a determination. To the extent not in conflict with the procedures set forth herein, such arbitration shall be held in accordance with the prevailing rules of the American Arbitration Association for commercial arbitration.

                          3.      Arbitrator Limitations

                                  The arbitrators shall have the right only to interpret and apply the terms and conditions of this Contract in accordance with the laws of the United States and the State of Hawaii, as appropriate, and to order any remedy allowed by this Contract.

                          4.      Written Decision

                                  The arbitrators shall give a written decision to the parties stating their findings of fact, conclusions of law and final order, and shall furnish to each party a copy thereof signed by them within five (5) calendar days from the date of their determination.

                          5.      Decision Binding on the Parties

                                  Unless the parties agree otherwise, the
                                  arbitrator's decision shall become binding on the parties at such time as the decision is confirmed by order of a court of competent jurisdiction pursuant to Chapter 658, Hawaii Revised Statutes, or the United States District Court for the District of Hawaii pursuant to 9 U.S.C. Section 9, as appropriate.

                          6.      Cost of Arbitration

                                  The parties shall each pay fifty (50) percent of the cost of the arbitrator or arbitrators and any legal counsel appointed pursuant to
                                  Section 15.6A.1.

                 C. Commencement of Suit Any suit, action or proceeding by either party in consequence of or toenforce any term or provision of this Contract shall be commenced in the First Circuit Court of the State of Hawaii, or the United States District Court of the District of Hawaii at Honolulu, Hawaii, as appropriate. The prevailing party in any such suit, action or proceeding shall be entitled to recover its costs of the suit and reasonable attorneys' fees.

         15.7 Limitations Applicable All limitations of and exemptions from liabilities and entitlement to indemnity provided by law or the terms of this Contract shall apply to Carrier and the Shipper, and affiliates of either and all officers, directors, employees, agents thereof, and to any Vessel owned or chartered by any of the above, and the master and crew thereof.

         15.8 Notice of Claim Unless notice in writing of loss of or damage to any Cargo carried pursuant to this Contract shall be given to Carrier within 120 days after delivery of the Cargo to the designated port, place, or vessel, such delivery shall be deemed to be prima facie evidence of the delivery of the Cargo in good order and condition. Carrier and the Vessel shall be discharged from all liability in respect of loss of or damage to such Cargo unless suit or action is brought within two (2) years after the delivery of the Cargo to the designated port, place or vessel or after the date when the Cargo should have been so delivered.

         15.9 Choice of Law The interpretation of this Contract and of the rights and obligations of the parties hereunder in law, equity, or admiralty shall be governed by the substantive law of the State of Hawaii or the general maritime law of the United States, whichever as applicable.

         15.10 Severability Carrier and Shipper agree that if, and in the event, any term or provision of this Contract shall be rendered or declared invalid or unenforceable by reason of any existing or subsequently enacted legislation or by decree or judgement of any court which shall have or acquire jurisdiction over the parties and each of them or jurisdiction "in rem" of the Vessel, the invalidation or unenforceability of such term or provision of this Agreement shall not thereby affect the remaining terms, provisions, rights and obligations herein contained.

         15.11 Regulatory Approval This Contract is required to be filed with the Hawaii Public Utilities Commission ("PUC") for approval. If in the proceedings initiated as a result of the filing of this Contract, the PUC disapproves or fails to authorize the recovery of the transportation and other costs incurred under this contract through the Shipper's rate schedule fuel adjustment clause, Shipper may terminate this Contract by 30 days written notice to Carrier. Both parties agree to use their best good faith efforts to obtain such approval.

         15.12 Barrel For purposes of this Contract, a barrel shall mean 42 U.S. gallons at 60 degrees F.

         15.13 Master This term shall include the person or persons in charge of Vessel or any of the vessels referred to in Sections 2.3, 2.4 or elsewhere in this Contract.

         15.14 Carrier This term shall include the Vessel and other vessel or vessels, substitute carrier or the owner, bareboat charterer, time charterer and voyage charterer and the Master, officers, crew and tankermen of any of the foregoing, whether any shall be acting as carrier or bailee.


XVI.     RENEGOTIATION

         16.1 Additional Costs The Carrier shall comply with the conditions of the Contract including the provision of such additional certificates, contingency plans, and P&I Club insurance as may be necessary to enable the Vessel to trade in an among the ports and places in accordance with Article IV. It is understood and agreed that both parties entered into the Contract in reliance on Federal and State government laws, rules, regulations and requirements or interpretations of implementations thereof, or P&I Club or equivalent insurance in effect on the date of the Contract or same known, or which should have been known, to both parties to take effect during the period of this Contract and any supplements and Extension thereof (hereafter "Requirements"). If at any time, any of the said Requirements change or if new Requirements become effective, and the effect of such change or new Requirements is/are not covered elsewhere in this Contract or has/have significant economic effect on either party, then either party shall have the option, upon written notice to the other party, to call for renegotiation of the Freight Rate or other terms provided for in this Contract as to the allocation of such new costs. As regards the cost of the insurance coverage required by the terms of this Contract, significant economic effect shall be held to mean that the Carrier's cost of insurance coverage for protection and indemnity, including liability for oil pollution damage, required by Section 8.1B has increased by more than 25 percent during any twelve month period of this Contract.

                 Upon receiving written notice of renegotiation with cost estimates for said items from either party, the parties shall enter into good faith negotiations within fifteen (15) days of receiving said notice. In the event that the parties do not agree upon a modified Freight Rate or the terms satisfactory to both parties within thirty (30) days after such notification is received, either party shall have the right to terminate this Contract by giving written notice to that effect to the other party, such termination to be effective 150 days after the expiration of said negotiation period. Notwithstanding the above, Carrier shall have no right to terminate so long as Shipper is willing to pay a fair and prorated share of such new costs. Until a mutually satisfactory revised Freight Rate or other terms have been agreed upon, or until this Contract is terminated as provided herein, the Freight Rate which was in effect when the request for renegotiation was made and all other terms and provisions shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed as of the day and year first above written.


                                        HAWAIIAN INTERISLAND TOWING, INC.
                                                                  "Carrier"


                                        By /s/ Gordon L. Smith
                                           ----------------------------------
                                           Its President



                                        MAUI ELECTRIC COMPANY, LTD.
                                                              "Shipper"


                                        By /s/ Edward Y. Hirata
                                           ----------------------------------
                                           Its Vice President


                                        By /s/ Molly M. Egged
                                           ----------------------------------
                                           Its Secretary

                                   EXHIBIT A


The following are warranted by Carrier with respect to the Tow and its equipment and machinery employed under this Contract.


CAPACITY

         25,000 bbl. No. 6 Industrial Fuel Oil minimum.
         30,000 bbl. No. 2 Diesel Fuel Oil minimum.


CARGO SEGREGATION

         Any Tow used in service to Shipper shall be equipped with a system of cargo tanks and piping that will provide for the segregation of two Cargo grades with double valve separation.


BALLAST

         Any Tow used in service to Shipper shall be capable of segregating water ballast from the cargo tank/pipeline system with a minimum double valve interface.


DISCHARGE PUMPING RATES

         No. 6 Industrial Fuel Oil:  3,000 barrels per hour (BPH) at 110
                 Degrees F minimum.
         No. 2 Diesel Fuel Oil:  3,000 BPH minimum.
         Rail pressure: 100 psi at manifold


MANIFOLDS

         Any Tow used in service to Shipper shall be equipped with cargo manifolds and piping sufficient to permit Cargo loading and/or discharge operations on either port or starboard side.


MULTIPLE GRADES

         Any Tow used in service to Shipper shall be equipped with cargo manifolds, pumps and piping sufficient to permit the loading and discharge of two different Cargo grades simultaneously.

EMERGENCY SHUTDOWN

         Any Tow used in service to Shipper shall be equipped to permit emergency shutdown of the pumping system from more than one location, of which one shall be on deck.


ECOLOGY DAM

         Any Tow used in service to Shipper shall be equipped with a deck containment coaming or ecology dam at least 4 inches high but not more than 8 inches high to reduce the likelihood that cargo spilled from cargo hatches, oil loading manifolds, above-deck lines and valves and transfer connections may enter the water or land environment.


HEATING

         All cargo tanks in which residual fuel oil type cargo, such as No. 6 Industrial Fuel Oil, is to be carried shall be fitted with heating coils with heat supplied by a diesel fired retort system of 5.0 million BTU's/hr capacity.


ELECTRICITY

         Diesel generator of sufficient capacity to safely provide electrical power to all Tow equipment and machinery in any and all operations.


AIR COMPRESSOR

         Any Tow used in service to Shipper shall be equipped with an air compressor of sufficient capacity and piping to safely clear cargo hoses of retained Cargo after completion of Cargo operations.


OIL SPILL ABATEMENT EQUIPMENT

         Any Tow used in service to Shipper shall have oil spill abatement equipment and supplies including, but not limited to, a minimum of 1200 feet of oil spill boom, spare bridles and two lines anchor/buoy system, sweeps, sorbent sheets, transfer pumps, personal protective clothing and gear and other related emergency oil spill cleanup equipment consistent with the Vessel's oil spill response plan and all USCG requirements.

INSURANCE WIRE

         Any Tow used in service to Shipper shall be rigged for towing operations with an emergency towing pennant or insurance wire.


MOORING EQUIPMENT

         Any Tow used in service to Shipper shall be equipped with appropriate mooring bitts and sufficient forward winch/capstan and winch/capstan-drum capacity to lift the mooring hawser and chafe chain of the BHP SPM and shall be equipped with a crane or A-frame type gallows, tie off bitts and manifold rail suitable for lifting and tieing off the floating hose at that facility pursuant to the requirements set forth in Exhibit C attached hereto.


CERTIFICATION

         U.S. Coast Guard Certification of Inspection for ocean service as an unmanned tank barge.

         American Bureau of Shipping Classification.

         International Load Line Certificate.

                                   EXHIBIT B


The following are warranted by Carrier with respect to the Tug and its equipment and machinery employed under this Contract.


POWER PLANT CAPACITY

         The minimum horsepower of any Tug used in service to Shipper shall be 3,000 bhp except that upon the express written permission of the Shipper, a Tug having a power system of a minimum of 2,800 bhp may be employed on a single voyage basis.


POWER PLANT CONFIGURATION

         Any Tug used in service to Shipper shall be equipped with a dual power plants in a twin-shaft/twin-screw configuration.


NAVIGATION EQUIPMENT

         Any Tug used in service to Shipper shall be equipped with appropriate VHF and SSB communication equipment, radar, fathometer, Global Positioning System receiver or equivalent position finding equipment.


EMERGENCY TOW RETRIEVAL EQUIPMENT

         Any Tug used in service to Shipper shall be equipped with an Orville Hook or equivalent emergency tow retrieval capability.

                                   EXHIBIT C


The following are warranted by Carrier with respect to outfitting of any Tug and any Tow and their respective equipment and machinery employed under this
Contract:

                   MINIMUM REQUIREMENTS FOR BARGES CALLING AT
                      BHP PETROLEUM AMERICAS REFINING INC.
                     OFFSHORE SINGLE POINT MOORING TERMINAL

A. The BHP Petroleum Americas Refining Inc. Single Point Mooring and sea berth terminal facility off shore Barbers Point (hereinafter "SPM terminal") specifies that any barge must be configured to moor stern-to-the-buoy with the hose connections at the starboard-side manifolds. Bow-to mooring will only be accepted on a case by case basis with appropriate modifications to the barge layout and procedures as determined by the SPM terminal operator.

B. Mooring equipment: winches, must be capable of heaving the end of the 76mm chafe chain on board and adjacent to the barge mooring connection in a safe and efficient method acceptable to the SPM terminal operator.

C. Mooring connection: The Vessel must be capable of accepting OCIMF-standard tri-plate at the end of the mooring hawser/chafe chain assembly. The Vessel must have appropriately positioned bitts for the snotter connection, Smit-type towing bracket or other suitable approved connection acceptable to the SPM terminal operator.

D. Hose handling equipment: It shall be located at the starboard side cargo manifolds. The Safe Working Load of the hose derrick, crane or A-frame shall be 5 tons. Manifolds and hose hang off points must be capable of sustaining the weight of the standard 12 inch floating cargo hose in the opinion of the SPM terminal operator.

E. A suitable mooring assist/stand-by boat must attend the Vessel at all times when approaching, when moored and when departing the SPM terminal.

F. The towing tug shall at all times maintain a steady pull on the barge in order to maximize the available distance from the SPM buoy. Common procedure is for the barge to moor stern to the buoy with the towing tug always engaged with the tow wire.

G. The barge shall be prohibited from mooring by the sole use of the mooring hawser pick up line. A mooring connection utilizing the chafe chain shall always be required.

H. A minimum of two (2) qualified tankermen shall be required to attend the Vessel during all oil transfer operations at the SPM terminal.

I. The Carrier or barge operator shall take full responsibility in responding to any spill originating from the Vessel. The barge shall be equipped with an ocean oil containment boom equal in length to twice the length of the barge and which shall be capable of being deployed by available personnel and boats.

J. The Vessel, Master, officers, crew, tankermen and Carrier shall operate in compliance with any and all laws, rules, regulations and required procedures as set forth in the BHP SPM terminal Operations Manual as submitted to the USCG and in compliance with an USCG approved oil spill contingency plan.

K. Deviations, if any, from the preceding requirements must be expressly granted by the BHP SPM terminal operator.

                                   EXHIBIT D


The following are warranted by Carrier with respect to the Vessel's Master, officers, crew and tankermen employed under this Contract.


ALL OPERATING PERSONNEL: TRAINING/PROFICIENCY

         All operating personnel including Vessel's Master, officers and crew and tankermen and the immediate supervisors of the foregoing, are to receive training and exhibit proficiency in such areas as including, but not limited to, mandatory compliance with the various federal and State laws concerning safety and hazardous materials (OSHA, USCG, Hawaii DOH, Hawaii DOT), oil transfer procedures, fire fighting, oil spill prevention, oil spill contingency planning, oil spill response and other emergency operations and such proficiency and state of readiness shall be assessed through a program of continuous planning review, periodic exercises and drills.


TUG PERSONNEL: LICENSES/ENDORSEMENTS/QUALIFICATIONS

         The Master, officers and crew of any Tug providing service to Shipper shall have the appropriate licenses and endorsements, have received the appropriate experience and training for the seas, ports cargo and size and capability of the equipment employed in the performance of this Contract. In addition, such personnel are to continue to receive whatever further training and experience is required to ensure that towing operations are conducted in a safe, efficient and professional manner consistent with the highest standards in the industry.

         Inasmuch as the Master shall be held responsible for the quality of overall voyage operations, management and safety, it is a requirement that he have the appropriate USCG license and endorsement.

         The Master shall be appropriately qualified by education at a college level or at an accredited maritime academy and/or by the equivalent progressive experience in navigation, pilotage, engine room operations, vessel classes, making/breaking tow, barge mooring, cargo transfer operations and safety procedures and shall have experience and/or the appropriate formal training in such areas as hazardous materials operations, fire fighting, oil spill clean-up and mitigation and other situations requiring emergency response.

         Carrier agrees and understands that a Master appointed to any Tug used in service to Shipper under this Contract shall have demonstrated reliability, leadership, crew management ability and evidence the very highest regard for the safety of Vessel and its crew, Cargo and the environment.

                                   EXHIBIT E

         The No. 2 Diesel Fuel Oil to be transported hereunder shall have the following approximate characteristics:

                                                            Specification                 Test
Item                            Units                           Limits                   Method
- ----                            -----                           ------                   ------
Gravity                         Degrees API                     30.0 Min.                D1298, or
  @ 60 deg F.                   Specific Gravity                .88 Max.                 D4052-86

Viscosity                       SSU                             32.6-40.1                D445, or
  @ 100 deg F.                                                                           D2161

Pour Point                      Degrees F.                      35 Max.                  D97

Flash Point, PM                 Degrees F.                      150 Min.                 D93

Ash                             PPM, Wt.                        100 Max.                 D482

Cetane Index                                                    40 Min.                  D976

Carbon Residue,                 %, Wt.                          0.35 Max.                D524
  10% Residuum

Sediment & Water                %, Vol.                         0.05 Max.                D1796

Sulfur                          %, Wt.                          0.40 Max.                D1552, D2622,
                                                                                         or D4294

Distillation,
  90% Recovered                 Degrees F.                      540-640                  D86

Sodium +

  Potassium                     PPM, Wt.                        0.5 Max                  D3605

Nitrogen                        PPM, Wt.                        Report                   D4629

                                   EXHIBIT F


         The No. 6 Industrial Fuel Oil to be transported hereunder shall have the following approximate characteristics:


                                                            Specification                 Test
Item                            Units                           Limits                   Method
- ----                            -----                           ------                   ------
Gravity                                                                                  D1298, or
  @ 60 deg F.                   Degrees API                     6.5 Min.                 D4052-86


Viscosity                       SSU                             179 Min.                 D445, or
  @ 122 deg F.                                                  226 Max.                 D2161


Pour Point                      Degrees F.                      55 Max.                  D-97


Flash Point, PM                 Degrees F.                      150 Min.                 D93


BS & W                          %, Vol.                         0.5 Max.                 D1796


Sulfur                          %, Wt.                          2.00 Max.                D1552, D2622,
                                                                                         or D4294

                                   EXHIBIT G


                          Sample Freight Calculations
                          (Only MECO Cargo on Vessel)


A.       Total volume of Cargo is equal or less than 45,000 bbl:

         Freight =                ($1.10/bbl x 45,000 bbl)          =        $49,500.00
                                  + 4.167% tax                      =        $ 2,062.67
                                                                             ----------

                 TOTAL MECO FREIGHT                                          $51,562.67


B.       Total volume of Cargo is 48,000 bbl:

         Freight =                ($1.10/bbl x 45,000 bbl)          =        $49,500.00
                                  ($0.75/bbl x  3,000 bbl)          =        $ 2,250.00
                                  + 4.167% tax                      =        $ 2,156.42
                                                                             ----------

                 TOTAL MECO FREIGHT                                          $53,906.42


C.       Total volume of Cargo is 54,00 bbl:

         Freight =                ($1.10/bbl x 45,000 bbl)          =        $49,500.00
                                  ($0.75/bbl x  3,000 bbl)          =        $ 2,250.00
                                  ($0.66/bbl x  5,000 bbl)          =        $ 3,300.00
                                  ($0.50/bbl x  1,000 bbl)          =        $   500.00
                                  + 4.167% tax                      =        $ 2,314.77
                                                                             ----------

                 TOTAL MECO FREIGHT                                          $57,864.77

                                   EXHIBIT H


                          Sample Freight Calculations
                         (For Joint Voyages with HELCO)


Sample Price Calculation A, B and C below are based on 30,000 Barrels being transported for HELCO. HELCO Freight is calculated as follows:


         Freight =        ($1.76/bbl x 38,000 bbl)                           =       $ 66,880.00
                          + HGET of 4.167%                                   =       $  2,786.89
                                                                                     -----------

                 =                                                                   $ 69,666.89

A.       Total volume of cargo is 48,000 bbl:

Freight Rate     =        (48,000 bbl x $1.55/bbl) - HELCO Freight
                          ----------------------------------------
                                           MECO bbl

                 =        (48,000 bbl x $1.55/bbl) - $69,666.89
                          -------------------------------------
                                           18,000 bbl

                 =        $74,400.00 - $69,666.89
                          -----------------------
                                  18,000 bbl

                 =         $4,733.11
                          ------------
                           18,000 bbl

                 =        $0.26/bbl


MECO Freight     =        ($0.26/bbl x 18,000 bbl)                           =       $ 4,680.00
                          + HGET of 4.167%                                   =           195.02
                                                                                     ----------

                 TOTAL MECO FREIGHT                                                  $ 4,875.02


B.       Total volume of cargo is 53,000 bbl:

Freight Rate     =        ((Total bbl) x $1.55/bbl) - HELCO Freight
                          -----------------------------------------
                                          MECO bbl

                 =        ((53,000 bbl) x $1.55/bbl) - $69,666.89
                          ---------------------------------------
                                           23,000 bbl

                 =        $82,150 - $69,666.89
                          --------------------
                               23,000 bbl

                          =         $12,483.11
                                  ------------
                                    23,000 bbl

                          =       $0.54/bbl

MECO Freight              =       ($0.54/bbl x 23,000 bbl)                   =       $ 12,420.00
                                  + HGET of 4.167%                           =            517.54
                                                                                     -----------

                 TOTAL MECO FREIGHT                                                  $ 12,937.54


C.       Total volume of cargo is 54,000 bbl:

Freight Rate     =

         For first 53,000 bbl:
                                  (53,000 bbl x $1.55/bbl)                   =       $82,150.00


         $82,150 +(($0.75/bbl x (Total bbl - 53,000 Bbl)) - HELCO Freight
         ----------------------------------------------------------------
                                     MECO bbl

         $82,150 +(($0.75/bbl x (54,000 - 53,000 bbl) - $69,666.89
         ---------------------------------------------------------
                                  24,000 bbl

                 =        $82,150 + ($750) - $69666.89
                          ----------------------------
                                   24,000 bbl

                 =        $13,233.11
                          ----------
                           24,000 bbl

                 =        $0.55/bbl

MECO Freight     =        ($0.55/bbl x 24,000 bbl)                           =       $ 13,200.00
                          + HGET of 4.167%                                   =            550.04
                                                                                     -----------

                 TOTAL MECO FREIGHT                                                  $ 13,750.04

                                   EXHIBIT I


                           Sample Freight Calculation
                      (For voyages with third-party cargo)


Sample Price Calculation is based on 48,000 barrels being transported for MECO in conjunction with 7,000 barrels of third-party cargo. MECO freight is calculated as follows:



         Freight          =       ($1.10/bbl x 45,000 bbl)          =        $49,500.00
                                  + ($0.75/bbl x 3,000 bbl)         =          2,250.00
                                  + HGET of 4.167%                  =          2,156.42
                                                                             ----------

                                                                             $53,906.42


         Less:  Reduction for third-party cargo

                          =       $0.55/bbl x 7,000 bbl             =        $ 3,850.00
                                                                             ----------


                 TOTAL MECO FREIGHT                                 =        $50,056.42